Exhibit 2.1

CONFIDENTIAL

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

TALEO CORPORATION,

CAJUN ACQUISITION CORPORATION,

LEARN.COM, INC.,

AND WITH RESPECT TO ARTICLES VII, VIII AND IX ONLY

JAMES RILEY

AS STOCKHOLDER REPRESENTATIVE

AND

U.S. BANK NATIONAL ASSOCIATION

AS ESCROW AGENT

Dated as of September 1, 2010

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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INDEX OF EXHIBITS

Exhibit	Description

Exhibit A-1	Form of Support Stockholder Written Consent

Exhibit A-2	Company Support Stockholders

Exhibit B-1	Form of Offer Letter

Exhibit B-2	Form of Transitional Agreement

Exhibit C-1	Form of Stockholder Non-Competition and Non-Solicitation Agreement

Exhibit D	Form of Voting Agreement

Exhibit E	Form of Certificate of Merger

Exhibit F	Form of Letter of Transmittal

Exhibits G-1 and G-2	Form of Spinoff Licenses

Exhibit H	Form of 280G Waiver

Exhibit I	Form of Legal Opinion of Counsel to the Company delivered to Parent

Exhibit J	Money Market Account Description

Schedules

Schedule 1.6(a)(xxviii)	Key Employees

Schedule 1.6(a)(xxix)	Key Stockholders

Schedule 1.6(a)(xxx)	Individuals covered by “Knowledge”

Schedule 1.6(a)(lii)	Transition Employees

Schedule 2.23(q)	Bonus Amounts

Schedule 5.18	Spreadsheet

Schedule 5.20	Spinoff Assets

Schedule 6.2(i)	Third Party Consents

Schedule 7.2(a)	Other Indemnity Matters

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CONFIDENTIAL

EXECUTION VERSION

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of September 1, 2010 by and among Taleo Corporation, a Delaware corporation (“Parent”), Cajun Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), Learn.com, Inc., a Delaware corporation (the “Company”), and with respect to ARTICLE VII, ARTICLE VIII and ARTICLE IX hereof only, James Riley, not in his individual capacity but solely as stockholder representative (the “Stockholder Representative”), and U.S. Bank National Association as escrow agent.

RECITALS

A. The Boards of Directors of each of Parent, Sub and the Company believe it is advisable and in the best interests of each corporation and its respective Stockholders that Parent acquire the Company through the statutory merger of Sub with and into Company (the “Merger”) and, in furtherance thereof, have approved this Agreement and the Merger.

B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein, and (ii) all of the issued and outstanding options to purchase capital stock of the Company shall be converted into the right to receive the consideration set forth herein.

C. A portion of the consideration otherwise payable by Parent in connection with the Merger shall be deposited by Parent into an escrow account as partial security for the indemnification obligations set forth in this Agreement.

D. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

E. By the execution and delivery of this Agreement, Parent and Sub hereby affirm that each is satisfied that, (i) each of the Key Employees has executed an “at-will” employment agreement and/or offer letter, including a Confidential Information and Invention Assignment Agreement, each in substantially the forms attached hereto as Exhibit B-1 (each such employment agreement and/or offer letter, including a Confidential Information and Invention Assignment Agreement, an “Offer Letter”), with Parent to be effective as of the Effective Time, (ii) each of the Transition Employees has executed a transitional agreement, each in substantially the forms attached hereto as Exhibit B-2 (each such transitional agreement, a “Transitional Agreement”), with Parent to be effective as of the Effective Time, (iii) each of the Key Stockholders has entered into Non-Competition and Non-Solicitation Agreements, each in substantially the form attached hereto as Exhibit C-1 (“Stockholder Non-Compete”), with Parent to be effective as of the Effective Time, and (iv) the Principal Stockholders shall have entered into Voting Agreements with Parent in substantially the form attached hereto as Exhibit D (a “Voting Agreement”).

CONFIDENTIAL

EXECUTION VERSION

F. By its execution and delivery of this Agreement, the Company hereby affirms that the Company’s Board of Directors shall have unanimously approved this Agreement and the transactions contemplated hereby.

G. Promptly after the execution and delivery of this Agreement, but in no event later than five Business Days (as defined below) thereafter, and as a material inducement to Parent and Sub to enter into this Agreement, the Company shall obtain and deliver to Parent an executed copy of an action by written consent of stockholders, which shall be a true, correct and complete copy evidencing the approval of the Merger, this Agreement and the transactions contemplated hereby, of the form attached hereto as Exhibit A-1 (the “Stockholder Written Consent”), signed by each of the persons and entities identified on Exhibit A-2 (the “Company Support Stockholders”).

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (“Delaware Law”), Sub shall be merged with and into the Company, the separate corporate existence of the Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the “Surviving Corporation.”

1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, the closing of the Merger (the “Closing”) will take place as promptly as practicable after the conditions set forth in ARTICLE VI hereof have been satisfied or waived. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger together with accompanying officers’ certificates in substantially the form attached hereto as Exhibit E, with the Secretary of State of the State of Delaware (the “Certificate of Merger”), in accordance with the applicable provisions of Delaware Law (the time of such filing by the Secretary of State of the State of Delaware shall be referred to herein as the “Effective Time”). The Parties covenant and agree to conclude the Closing by delivery of emailed copies of executed Closing deliveries unless otherwise mutually agreed.

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as set forth in this Agreement and as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

CONFIDENTIAL

EXECUTION VERSION

1.4 Certificate of Incorporation and Bylaws.

(a) Unless otherwise determined by Parent prior to the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to adopt the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation; provided, however, that at the Effective Time, ARTICLE I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is Learn.com, Inc.”

(b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of the Surviving Corporation shall be amended to adopt the bylaws of Sub, as in effect immediately prior to the Effective Time (other than any express references to the name of Sub in such bylaws, which shall be amended to refer to the Surviving Corporation) until thereafter amended in accordance with Delaware Law and as provided in the Certificate of Incorporation of the Surviving Corporation and such bylaws.

1.5 Directors and Officers.

(a) Directors of Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified, or until their earlier resignation or removal.

(b) Officers of Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

(c) Directors of Subsidiaries of Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, Parent and the Surviving Corporation shall cause the directors of Sub immediately prior to the Effective Time to be the directors of any Subsidiaries immediately after the Effective Time, each to hold office as a director of each such Subsidiary in accordance with the provisions of the laws of the respective jurisdiction of organization and the respective bylaws or equivalent organizational documents of each such Subsidiary.

(d) Officers of Subsidiaries of Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, Parent and the Surviving Corporation shall cause the officers of Sub immediately prior to the Effective Time to be the officers of any Subsidiaries immediately after the Effective Time, each to hold office as an officer of each such Subsidiary in accordance with the provisions of the laws of the respective jurisdiction of organization and the bylaws or equivalent organizational documents of each such Subsidiary.

CONFIDENTIAL

EXECUTION VERSION

1.6 Effect of Merger on the Capital Stock of the Constituent Corporations.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “Anti-Corruption and Anti-Bribery Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, any rules or regulations thereunder, or any applicable United States or foreign anti-corruption or anti-bribery laws or regulations.

(ii) “Agreed Amount” shall equal $248,026

(iii) “Bonus Amounts” shall mean an aggregate amount equal to $1,312,500.

(iv) “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which Parent is closed for business or banking institutions located in San Francisco, California or Fort Lauderdale, Florida are authorized or obligated by law or executive order to close.

(v) “Common Consideration” shall mean (A) the Merger Consideration, minus (B) the Series A-1 Preferred Liquidation Preference.

(vi) “Company Capital Stock” shall mean the Company Common Stock, the Company Preferred Stock and all other shares of capital stock, if any, of the Company, taken together.

(vii) “Company Common Stock” shall mean shares of common stock, $0.0001 par value per share, of the Company.

(viii) “Company Material Adverse Effect” shall mean any change, event or effect that is, or is reasonably likely to be, materially adverse to the business, assets (whether tangible or intangible), financial condition, capitalization, operations or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination with any of the others, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has or will be, a Company Material Adverse Effect: (A) any occurrence or occurrences relating to the industry in which the Company and its Subsidiaries operate, other than that which affects the Company and its Subsidiaries, taken as a whole, disproportionately to the effects to other participants in the industry; (B) any changes (after the date hereof) in GAAP or Law; (C) general business, economic, social, financial or political conditions (including, without limitation, the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S. or any disruption thereof, any decline in the price of any security or any market index, any change in interest rates or any change in the availability of credit financing) that do not disproportionately affect the Company and its Subsidiaries, taken as a whole; (D) any adverse effect (including any loss of or adverse change in the relationship of the Company or its Subsidiaries with their respective customers, suppliers, partners or similar relationship, and excluding any loss of or adverse change in any employee relationship) directly related to the public announcement or pendency of the transactions contemplated by this Agreement; or (E) the failure of the Company to meet internal or published projections, forecasts or revenue or earnings predictions for its business, provided that the underlying cause of such failure may be taken into account in making a determination as to whether there has been a Company Material Adverse Effect except as otherwise provided in this definition.

CONFIDENTIAL

EXECUTION VERSION

(ix) “Company Options” shall mean all issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any employee, consultant or director of the Company or its Subsidiaries.

(x) “Company Preferred Stock” shall mean the Company Series A Preferred Stock and the Company Series A-1 Preferred Stock.

(xi) “Company Series A Preferred Stock” shall mean the Series A Convertible Redeemable Participating Preferred Stock, $0.0001 par value per share, of the Company.

(xii) “Company Series A-1 Preferred Stock” shall mean the Series A-1 Redeemable Preferred Stock, $0.0001 par value per share, of the Company.

(xiii) “Continuing Consultant” shall mean each employee of the Company who (A) receives and accepts a consulting offer from Parent or any of its subsidiaries prior to the Effective Time and (B) is a consultant of Parent or any of its subsidiaries immediately following the Effective Time.

(xiv) “Continuing Employee” shall mean each employee of the Company who (A) receives and accepts an offer of at-will employment (which offer of employment is not for a transitional period ending within a specified or estimated time period after the Effective Time) from Parent or any of its subsidiaries prior to the Effective Time and (B) is an employee of Parent or any of its subsidiaries immediately following the Effective Time.

(xv) “Court” shall mean any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof.

(xvi) “Escrow Agent” shall mean U.S. Bank National Association or another institution acceptable to Parent and the Stockholder Representative.

(xvii) “Escrow Amount” shall mean $12,500,000.

(xviii) “Estimated Third Party Expenses” shall mean the amount of Third Party Expenses (both paid and unpaid) incurred or expected to be incurred by the Company as of the Closing Date as estimated by the Company in good faith and based on reasonable assumptions, as set forth on the Statement of Expenses. For purposes of clarity, no expenses of Parent or Sub shall be deemed to be Third Party Expenses payable by the Company hereunder including, without limitation, any expense of Parent in connection with the termination of Company employees effective at the Effective Time.

CONFIDENTIAL

EXECUTION VERSION

(xix) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(xx) “Export and Import Approvals” shall mean all export licenses, license exceptions, consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings, from or with any Governmental Entity, that are required for compliance with Export and Import Control Laws.

(xxi) “Export and Import Control Laws” shall mean any U.S. or applicable non-U.S. law, regulation, or order governing (i) imports, exports, reexports, or transfers of products, services, software, or technologies from or to the United States or another country; (ii) any release of technology or software in any foreign country or to any foreign person (anyone other than a citizen or lawful permanent resident of the United States, or a protected individual as defined by 8 U.S.C. § 1324b(a)(3)) located in the United States or abroad; (iii) economic sanctions or embargoes; or (iv) compliance with unsanctioned foreign boycotts.

(xxii) “FASB” shall mean the Financial Accounting Standards Board.

(xxiii) “GAAP” shall mean United States generally accepted accounting principles consistently applied.

(xxiv) “Government Contract” shall mean (i) any Contract bid upon, solicited, or entered into by or on behalf of the Company or any of its Subsidiaries with a Governmental Entity, or (ii) any Contract or subcontract bid upon, solicited, or entered into by or on behalf of the Company or any of its Subsidiaries, which, by its terms, relates to a Contract to which a Government Entity is a party.

(xxv) “Governmental Entity” shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

(xxvi) “Governmental Official” shall mean any person, elected to a position in, appointed to a position with, or otherwise employed by, any transnational, domestic or foreign federal, state, or local, governmental authority, department, court, agency or official, including any political subdivision thereof (including public universities and hospitals.

(xxvii) “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(xxviii) “Key Employees” shall mean the employees of Company identified on Schedule 1.6(a)(xxviii) hereto.

(xxix) “Key Stockholders” shall mean the employees of Company identified on Schedule 1.6(a)(xxix) hereto.

CONFIDENTIAL

EXECUTION VERSION

(xxx) “Knowledge” or “Known” shall mean, with respect to the Company, the knowledge of the persons identified on Schedule 1.6(a)(xxx) hereto, and it shall be deemed that such persons shall have made reasonable inquiry in connection with matters within such person’s areas of responsibility within the Company, including but not limited to as set forth on Schedule 1.6(a)(xxx).

(xxxi) “Law” shall mean any federal, state, local, non-U.S. or other law (statutory, common or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, edict, decree, rule, requirement, regulation, executive order, or other similar authority issued, enacted, adopted, promulgated, implemented, applied, or otherwise put into legal effect by or under the authority of any Governmental Entity, each as amended and now in effect.

(xxxii) “Lien” shall mean any lien, pledge, charge, claim, mortgage, restriction on transfer, security interest or other encumbrance of any sort.

(xxxiii) “Merger Consideration” shall mean an amount of cash equal to $125,000,000 minus Third Party Expenses of the Company as set forth in the Statement of Expenses minus the Agreed Amount minus the Bonus Amounts and minus the Taleo Debt Amounts.

(xxxiv) “Order” shall mean any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, approval, award, judgment, injunction, or other similar determination or finding issued, granted or made by any Governmental Entity or Court.

(xxxv) “Parent Common Stock” shall mean shares of the Class A common stock, par value $0.0001 per share, of Parent.

(xxxvi) “Parent Material Adverse Effect” shall mean any change, event or effect that is, or is reasonably likely to be, materially adverse to the business, assets (whether tangible or intangible), financial condition, capitalization, operations or results of operations of Parent; provided, however, that in no event shall any of the following, alone or in combination with any of the others, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has or will be, a Parent Material Adverse Effect: (A) any occurrence or occurrences relating to the industry in which Parent operates, other than that which affects Parent disproportionately; (B) any changes (after the date hereof) in GAAP or Law; or (C) general business, economic, social, financial, market or political conditions (including without limitation the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S. or any disruption thereof, any decline in the price of any security or any market index, any change in interest rates or any change in the availability of credit financing) that do not disproportionately affect Parent; (D) any adverse effect (including any loss of or adverse change in the relationship of the Parent or its subsidiaries with their respective customers, suppliers, partners or similar relationship, and excluding any loss of or adverse change in any employee relationship) directly related to the public announcement or pendency of the transactions contemplated by this Agreement; or (E) the Parent’s failure to meet internal or published projections, forecasts or revenue or earnings predictions for its business; provided that the underlying cause of such failure may be taken into account in making a determination as to whether there has been a Parent Material Adverse Effect except as otherwise provided in this definition.

CONFIDENTIAL

EXECUTION VERSION

(xxxvii) “Per Share Common Merger Consideration” shall mean that amount obtained by dividing (A) the Common Consideration, by (B) the Total Outstanding Common Shares.

(xxxviii) “Per Share Series A-1 Preferred Liquidation Preference” shall mean an amount equal to the sum of (A) $1.97279137 plus (B) the amount equal to all accrued or declared but unpaid dividends divided by the number of outstanding shares of Company Series A-1 Preferred Stock.

(xxxix) “Person” shall mean an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

(xl) “Plans” shall mean the Company’s 2000 Stock Option Plan, the Company’s 2001 Stock Option Plan and the Company’s 2002 Stock Option Plan, as each may have been amended from time to time (each, a “Plan”).

(xli) “Principal Stockholders” shall mean, collectively, James Riley, RFH Enterprises, Inc., JW Ray and Kayne Anderson Private Investors, L.P.

(xlii) “Pro Rata Portion” shall mean, with respect to each Stockholder (other than a Stockholder holding Dissenting Shares who does not effectively withdraw or lose such Stockholder’s appraisal rights as contemplated by Section 1.7(b) hereof), an amount equal to the quotient obtained by dividing (A) the number of shares of Company Common Stock owned by such Stockholder (or, with respect to Company Option holders, issuable upon exercise of their Company Options) as of immediately prior to the Effective Time by (B) the total number of shares of Company Common Stock issued and outstanding (or issuable upon exercise of outstanding Company Options) as of immediately prior to the Effective Time, (in each case after giving effect to the automatic conversion of Company Series A Preferred Stock into Company Series A-1 Preferred Stock and Company Common Stock and other than Dissenting Shares held by Stockholders who do not effectively withdraw or lose such holders’ appraisal rights as contemplated by Section 1.7(b) hereof).

(xliii) “Related Agreements” shall mean the Nondisclosure Agreement, Spinoff License and the certificates contemplated in Sections 6.2(o), (p), (s) and (t) and 6.3(d) herein.

(xliv) “Requisite Stockholder Vote” shall mean the affirmative vote of the holders of at least 85% of the outstanding Company Capital Stock.

CONFIDENTIAL

EXECUTION VERSION

(xlv) “SEC” shall mean the United States Securities and Exchange Commission.

(xlvi) “Securities Act” shall mean the Securities Act of 1933, as amended.

(xlvii) “Series A-1 Preferred Liquidation Preference” shall mean that amount obtained by multiplying (A) the aggregate number of shares of Company Series A-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the automatic conversion of the Company Series A Preferred Stock into Company Series A-1 Preferred Stock and Company Common Stock occurring immediately prior to the Effective Time), by (B) the Per Share Series A-1 Preferred Liquidation Preference, rounded to the nearest one hundredth (0.01) (with amounts 0.005 and above rounded up).

(xlviii) “Stockholder” shall mean any holder of any Company Capital Stock or Company Options immediately prior to the Effective Time.

(xlix) “Third Party Expenses” shall mean all third party fees, costs and expenses incurred in connection with the Agreement, the Merger and the transactions contemplated hereby, including all legal, accounting, financial advisory, banking, consulting and all other fees and expenses of third parties incurred by a party, including its board or stockholders to the extent such party is liable for such fees, in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Merger and the transactions contemplated hereby.

(l) “Total Outstanding Common Shares” shall mean the sum of (A) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the automatic conversion of Company Series A Preferred Stock into Company Series A-1 Preferred Stock and Company Common Stock), and (B) the aggregate number of shares of Company Common Stock issuable upon conversion or exercise of securities convertible into or exercisable for Company Common Stock outstanding immediately prior to the Effective Time (after giving effect to the automatic conversion of Company Series A Preferred Stock into Company Series A-1 Preferred Stock and Company Common Stock).

(li) “Total Outstanding Shares” shall mean the aggregate number of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the automatic conversion of Company Series A Preferred Stock into Company Series A-1 Preferred Stock and Company Common Stock).

(lii) “Transition Employees” shall mean the employees of Company identified on Schedule 1.6(a)(lii) hereto.

(b) Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of shares of Company Capital Stock, each share of Company Capital Stock (excluding, for avoidance of doubt, Company Options, which shall be treated as provided for in Section 1.6(c) below, and shares of Company Capital Stock held by the Company, which shall be treated as provided for in Section 1.6(d) below) issued and outstanding immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Section 1.6 and throughout this Agreement, including the escrow provisions set forth in ARTICLE VII hereof, will be cancelled and extinguished and will be converted automatically into the right to receive upon surrender of the certificate representing such shares of Company Capital Stock in the manner provided in Section 1.8 hereof, such portion of the Merger Consideration as set forth below:

(i) each outstanding share of Company Series A-1 Preferred Stock will be converted automatically into the right to receive the Per Share Series A-1 Preferred Liquidation Preference;

CONFIDENTIAL

EXECUTION VERSION

(ii) each outstanding share of Company Common Stock will be converted automatically into the right to receive the Per Share Common Merger Consideration;

(iii) for purposes of calculating the amount issuable to each Stockholder pursuant to this Section 1.6(b), all shares of Company Capital Stock held by each Stockholder shall be aggregated on a certificate by certificate basis; and

(iv) notwithstanding anything set forth in this Section 1.6, any Dissenting Shares will be treated as set forth in Section 1.7 hereof.

(c) Treatment of Company Options.

(i) Effect on Company Options. Parent shall not assume any Company Options and at the Effective Time each Company Option outstanding immediately prior to the Effective Time shall become immediately vested and shall without any action on the part of Parent, Sub, the Company or the holder thereof, be cancelled and converted into and shall become a right to receive an amount in cash, without interest, equal to (x) the excess, if any, of (A) the amount of cash equal to the Per Share Common Merger Consideration over (B) the exercise price per share attributable to such Company Option, multiplied by (y) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (the “Option Consideration”). The payment of the Option Consideration will be subject to withholdings for all applicable Taxes pursuant to and in accordance with Section 1.6(e) hereof and will be subject to the escrow provisions set forth in ARTICLE VII hereof.

(ii) Necessary Actions. Prior to the Effective Time, and subject to the review and approval of Parent, the Company shall take all actions necessary to effect the transactions anticipated by this Section 1.6(c) under all Company Option agreements, all agreements related to Company Common Stock and any other plan or arrangement of the Company (whether written or oral, formal or informal), including but not limited to, adopting all resolutions, delivering all required notices, obtaining consents from each holder of a Company Option and taking any other actions which are reasonably necessary or appropriate to effectuate this Section 1.6(c). Any notices, consents or other communications to holders of Company Options will be subject to the review and approval of Parent, which shall not be unreasonably withheld or delayed.

CONFIDENTIAL

EXECUTION VERSION

(d) Cancellation of Company Owned Stock. Each share of Company Capital Stock held by the Company or any direct or indirect subsidiary of the Company immediately prior to the Effective Time shall be cancelled and extinguished as of the Effective Time.

(e) Withholding Taxes. The Company, and on its behalf Parent, the Surviving Corporation and the Escrow Agent, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom under any provision of federal, state, local or foreign tax law or under any applicable legal requirement provided such deductions are actually paid to the appropriate federal, state, local or foreign tax collection agency. Any such amounts shall be withheld or deducted from the Merger Consideration payable to the Stockholder. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) Stockholder Loans. In the event that any Stockholder has outstanding loans from the Company as of the Effective Time, the consideration payable to such Stockholder pursuant to this Section 1.6 shall be reduced by an amount equal to the sum of the outstanding principal plus accrued interest of such Stockholder’s loans as of the Effective Time. Such loans shall be satisfied only as to the amount by which the consideration is reduced pursuant to this Section 1.6(f). To the extent the consideration payable to such Stockholder is so reduced, such amount shall be treated for all purposes under this Agreement as having been paid to such Stockholder.

(g) Capital Stock of Sub. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

1.7 Dissenting Shares.

(a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has not effectively withdrawn or lost such holder’s appraisal, rights for such shares under Section 262 of Delaware Law, as applicable (collectively, the “Dissenting Shares”), shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in Section 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

(b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights under Delaware Law, as applicable, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in Section 1.6 hereof, without interest thereon, and subject to the provisions of Section 7.4 hereof, upon surrender of the certificate representing such shares.

CONFIDENTIAL

EXECUTION VERSION

(c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent, the Surviving Corporation or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any Losses, (including attorneys’ and consultants’ fees, costs and expenses and including any such fees, costs and expenses incurred in connection with investigating, defending against or settling any action or proceeding) in respect of any Dissenting Shares (excluding payments for such shares) ((i) and (ii) together, “Dissenting Share Payments”), Parent shall be entitled to recover under the terms of ARTICLE VII hereof the amount of such Dissenting Share Payments.

1.8 Surrender of Certificates.

(a) Paying Agent. U.S. Bank National Association shall serve as the paying agent (the “Paying Agent”) for the Merger.

(b) Parent to Provide Consideration. No later than the Effective Time, as a condition to the Company’s obligation to close, Parent shall deliver immediately available funds to the Paying Agent (and reasonably satisfactory evidence thereof to the Stockholder Representative) for exchange in accordance with this ARTICLE I, representing that portion of the Merger Consideration payable pursuant to Section 1.6 hereof in exchange for outstanding shares of Company Capital Stock; provided, however, that Parent shall deposit into the Escrow Fund an amount of cash equal to the Escrow Amount out of the aggregate Merger Consideration otherwise payable to the Company Stockholders pursuant to Section 1.6 hereof. Parent shall be deemed to have deposited each Stockholder’s Pro Rata Portion of the Escrow Amount to the Escrow Fund at such time, rounded to the nearest cent.

(c) Exchange Procedures. As soon as practicable following the Closing Date, but in no event more than three (3) Business Days, Parent or the Paying Agent shall mail a letter of transmittal in the form attached hereto as Exhibit F to each Stockholder at the address set forth opposite each such Stockholder’s name on the Spreadsheet and provide a list of the Stockholders who received such mailing promptly after mailing to the Stockholder Representative on the Closing Date along with any additional information reasonably requested by the Stockholder Representative. After receipt of such letter of transmittal and any other reasonable and customary documents that Parent or the Paying Agent may require in order to effect the exchange (the “Exchange Documents”), the Stockholders will surrender the certificates representing their shares of Company Capital Stock (the “Company Stock Certificates”) to the Paying Agent for cancellation together with duly completed and validly executed Exchange Documents. Upon surrender of a Company Stock Certificate for cancellation to the Paying Agent, or such other agent or agents as may be appointed by Parent with the Stockholder Representative’s prior written approval (which agent shall assume in writing all obligations of Paying Agent hereunder), together with such Exchange Documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Stock Certificate shall be entitled to receive from the Paying Agent in exchange therefor, the cash payment to which such holder is entitled pursuant to Section 1.6 hereof (less the Pro Rata Portion of the cash to be deposited in the Escrow Fund pursuant to Section 1.8(b) hereof and ARTICLE VII hereof), and the Company Stock Certificate so surrendered shall be cancelled. Until so surrendered, each Company Stock Certificate outstanding after the Effective Time will be deemed, for all corporate purposes thereafter, to evidence only the right to receive the cash into which such shares of Company Capital Stock shall have been so converted. No portion of the Merger Consideration will be paid to the holder of any unsurrendered Company Stock Certificate with respect to shares of Company Capital Stock formerly represented thereby until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate and the Exchange Documents pursuant hereto.

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EXECUTION VERSION

(d) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Paying Agent, the Surviving Corporation, nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount paid to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

(e) Paying Agent to Return Undistributed Consideration. Following the date that is the nine (9) month anniversary of the Closing Date, Parent shall be entitled to, upon at least ten (10) Business Days prior written notice to the Stockholder Representative and the Paying Agent, require that the Paying Agent shall deliver to Parent or its designated successor or assign all cash amounts that have been deposited with the Paying Agent pursuant to this Agreement, and any and all interest thereon or other income or proceeds thereof, not disbursed to the holders of Company Stock Certificates pursuant to this Agreement, and thereafter the holders of Company Stock Certificates shall be entitled to look only to Parent as general creditors thereof with respect to any and all cash amounts that may be payable or issuable to such holders of Company Stock Certificates and duly executed letters of transmittal and related documents (if any) in the manner set forth in this Agreement. No interest shall be payable for the cash amounts delivered to Parent pursuant to the provisions of this Section 1.8(e) and which are subsequently delivered to the holders of Company Stock Certificates.

1.9 No Further Ownership Rights in Company Capital Stock. The cash paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this ARTICLE I.

1.10 Lost, Stolen or Destroyed Certificates. In the event any Company Stock Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion or as required by the Paying Agent and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to (i) deliver a bond in such amount as it may direct and (ii) provide an indemnification agreement in form and substance reasonably acceptable to Parent, against any claim that may be made against Parent or the Paying Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

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EXECUTION VERSION

1.11 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent and the Surviving Corporation and the officers and directors of Parent and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS

The Company and the Principal Stockholders hereby represent and warrant to Parent and Sub, subject to such exceptions as are reasonably disclosed in the disclosure schedule (each of which disclosures shall reasonably reference the appropriate section and, if applicable, subsection of this ARTICLE II to which it relates, and each of which disclosures shall be deemed to be incorporated by reference into the representations and warranties made in the section of this ARTICLE II corresponding to the section referenced in the disclosure schedule; provided, however, that any information disclosed under any section of the disclosure schedule shall be deemed disclosed and incorporated into any other section of the disclosure schedule where it is reasonably apparent that such disclosure, without reference to the source documentation, is relevant to such other section) delivered by the Company to Parent concurrently with the execution of this Agreement (the “Disclosure Schedule”) dated as of the date hereof, on the date hereof and as of the Effective Time, as follows:

2.1 Organization of the Company.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications necessary, except where the failure to so qualify would not be material to the Company. The Company has delivered a true and correct copy of its Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) and bylaws, as amended to date, each in full force and effect on the date hereof (collectively, the “Charter Documents”), to Parent. The Board of Directors of the Company has not approved or proposed any amendment to any of the Charter Documents.

(b) Section 2.1(b) of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name

(c) Section 2.1(c) of the Disclosure Schedule lists every state or foreign jurisdiction in which the Company has Employees or facilities or otherwise conducts its business.

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EXECUTION VERSION

2.2 Company Capital Structure.

(a) The authorized capital stock of the Company consists of 23,848,288 shares of Common Stock, 15,497,825 of which are issued and outstanding, 5,575,856 shares of Series A Convertible Redeemable Participating Preferred Stock, all of which are issued and outstanding, and 5,575,856 shares of Series A-1 Redeemable Preferred Stock, none of which are issued and outstanding. The Company Series A Preferred Stock is convertible at the option of the holder on a one-share for one-share basis into Company Common Stock. Each share of Company Series A Preferred Stock will be automatically converted immediately prior to a Liquidity Event or a Qualified Public Offering (each as defined in the Certificate of Incorporation) into both one share of Company Series A-1 Preferred Stock and one share of Company Common Stock. All issued and outstanding shares of Company Series A Preferred Stock will automatically convert into the same number of shares of Company Series A-1 Preferred Stock and the same number of shares of Company Common Stock immediately prior to the Closing. As of the date hereof, the capitalization of the Company is as set forth in Section 2.2(a) of the Disclosure Schedule. The Company Capital Stock is held by the persons and in the amounts set forth in Section 2.2(a) of the Disclosure Schedule which further sets forth for each such Person (a) such Person’s last Known address, (b) the number of shares of Company Capital Stock held by such Person (including whether such shares are Company Common Stock, Company Series A Preferred Stock, or Company Series A-1 Preferred Stock), (c) the respective certificate number(s) representing such shares, (d) the liquidation preference and conversion ratio applicable to each share of Company Preferred Stock, (e) the date of acquisition of such shares, if known, and (f) the Pro Rata Portion applicable to such Person. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Charter Documents, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock and Company Options have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any Stockholder of the Company) in compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws, and were issued, transferred and repurchased (in the case of shares that were outstanding and repurchased by the Company or any Stockholder of the Company) in accordance with any right of first refusal or similar right or limitation, including those in the Charter Documents. No Stockholder has exercised any right of redemption, if any, provided in the Certificate of Incorporation with respect to shares of the Company Preferred Stock, and the Company has not received notice that any Stockholder intends to exercise such rights. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. No shares of Company Capital Stock will be unvested as of the Closing Date. For purposes of this Agreement, a share of Company Capital Stock shall be deemed “unvested” if such share is not vested or is subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company. The Company has no other capital stock authorized, issued or outstanding.

CONFIDENTIAL

EXECUTION VERSION

(b) Except for the Plans, neither the Company nor any of its Subsidiaries has ever adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any person. The Company has reserved 2,000,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the 2000 Stock Option Plan, of which (i) 805,000 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the 2000 Stock Option Plan, (ii) 1,190,000 shares have been issued upon the exercise of options granted under the 2000 Stock Option Plan and remain outstanding as of the date hereof and (iii) no shares remain available for future grant due to the expiration of the 2000 Stock Option Plan. The Company has reserved 1,000,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the 2001 Stock Option Plan, of which (i) 504,000 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the 2001 Stock Option Plan, (ii) 496,000 shares have been issued upon the exercise of options granted under the 2001 Stock Option Plan and remain outstanding as of the date hereof and (iii) no shares remain available for future grant. The Company has reserved 3,000,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the 2002 Stock Option Plan, of which (i) 327,412 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the 2002 Stock Option Plan, (ii) 2,664,949 shares have been issued upon the exercise of options granted under the 2002 Stock Option Plan and remain outstanding as of the date hereof and (iii) 7,639 shares remain available for future grant. As of the date hereof, no shares of Company Common Stock are issuable upon the exercise of outstanding Company Options that have not been issued under the Plans. Section 2.2(b) of the Disclosure Schedule sets forth for each outstanding Company Option the name of the holder of such option, the last Known domicile address of such holder, the number of shares of Company Capital Stock issuable upon the exercise of such option, the exercise price of such option, the date of grant of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option is subject to acceleration as a result of the transactions contemplated by this Agreement or any other events, whether such option was issued under the Plans and whether such option is a nonstatutory option or intended to qualify as an incentive stock option as defined in Section 422 of the Code. The terms of the Plans and the applicable agreements for each Company Option permit the cash out of such Company Options as provided in this Agreement, without the consent or approval of the holders of such securities, the Stockholders or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Plans have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the forms thereof provided to Parent.

(c) Except for the Company Preferred Stock and Company Options, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company or any of its Subsidiaries is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights granted by the Company with respect to the equity of the Company or any of its Subsidiaries (whether payable in equity, cash or otherwise). To the Company’s Knowledge, except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any of its Subsidiaries. There are no agreements to which the Company or any of its Subsidiaries is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Capital Stock. Assuming the effectiveness of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

CONFIDENTIAL

EXECUTION VERSION

(d) Section 2.2(d) of the Disclosure Schedule sets forth the outstanding principal, accrued interest and applicable rate of interest of all outstanding loans from the Company to any Stockholder.

(e) The allocation of the Merger Consideration set forth in Section 1.6(b) hereof is consistent with the certificate of incorporation of the Company as amended as of immediately prior to the Effective Time.

(f) The information contained in the Spreadsheet will be complete and correct as of the Closing Date.

2.3 Subsidiaries.

(a) Section 2.3(a) of the Disclosure Schedule lists each entity in which the Company owns any shares of capital stock or any interest in, or controls, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.

(b) Section 2.3(b) of the Disclosure Schedule lists each corporation, limited liability company, partnership, association, joint venture or other business entity of which the Company owns or has owned, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body (each, a “Subsidiary”).

(c) The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, and does not control and has never controlled, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.

(d) Each entity listed on Section 2.3(a) of the Disclosure Schedule that is no longer in existence has been duly dissolved in accordance with its charter documents and the laws of the jurisdiction of its incorporation or organization and there are no outstanding liabilities or obligations (outstanding, contingent or otherwise), including Taxes, with respect to any such entity.

(e) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(f) Each Subsidiary has the corporate power to own its properties and to carry on its business as currently conducted.

(g) Each Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications necessary, except where the failure to so qualify would not be material to the Subsidiary. A true and correct copy of each Subsidiary’s organizational documents, each as amended to date and in full force and effect on the date hereof, has been made available to Parent.

(h) Section 2.3(h) of the Disclosure Schedule lists the directors and officers of each Subsidiary as of the date of this Agreement.

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EXECUTION VERSION

(i) The operations conducted by each Subsidiary have never been conducted under any other name.

(j) All of the outstanding shares of capital stock of each Subsidiary are owned of record and beneficially by the Company. All outstanding shares of stock of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the charter documents or bylaws of such Subsidiary, or any agreement to which such Subsidiary is a party or by which it is bound, and have been issued in compliance in all material respects with all applicable legal requirements. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any Subsidiary is a party or by which any Subsidiary is bound obligating the Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of such Subsidiary or obligating such Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any of the Subsidiaries. Neither the Company nor any Subsidiary has agreed or is obligated to make any future investment in or capital contribution to any Person, other than agreements between the Company and any Subsidiary.

2.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement, the Certificate of Merger, and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Certificate of Merger and any Related Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement, the Certificate of Merger and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the Stockholders. The vote required to approve this Agreement and the transactions contemplated hereby by the Stockholders is set forth in Section 2.4 of the Disclosure Schedule. This Agreement and the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company. This Agreement, the Certificate of Merger and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

2.5 No Conflict. The execution and delivery by the Company of this Agreement, the Certificate of Merger and any Related Agreement to which the Company is a party, and the consummation by the Company or any of its subsidiaries of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of first refusal, termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Charter Documents or the organizational documents of the Company or any of its Subsidiaries, as amended, (ii) any material mortgage, indenture, lease (including, without limitation, all Lease Agreements), contract, covenant, plan, insurance policy or other agreement, instrument or commitment, permit, concession, franchise or license (each a “Contract” and collectively the “Contracts”) to which the Company is a party or by which any of its properties or assets (whether tangible or intangible) are bound, or (iii) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets (whether tangible or intangible). Section 2.5 of the Disclosure Schedule sets forth all necessary notices, consents, waivers and approvals as are required under any material Contracts in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all material rights of, and benefits to, the Company and its Subsidiaries under such Contracts from and after the Effective Time. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries, as the case may be, would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

CONFIDENTIAL

EXECUTION VERSION

2.6 Consents. No material consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by, or with respect to, the Company or any of its Subsidiaries in connection with the execution and delivery by the Company or any of its Subsidiaries of this Agreement, the Certificate of Merger and any Related Agreement to which the Company or any of its Subsidiaries is a party or the consummation by the Company or any of its Subsidiaries of the transactions contemplated hereby and thereby, except for (i) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Notification and Report Forms with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) required by the HSR Act and the expiration or termination of the applicable waiting period under the HSR Act and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the foreign merger control regulations, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (v) the adoption of this Agreement and approval of the transactions contemplated by this Agreement by the Stockholders.

2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule sets forth the Company’s (i) audited consolidated balance sheet as of each of December 31, 2007, December 31, 2008 and December 31, 2009, and the related consolidated statements of income, cash flow and stockholders’ equity for the respective twelve (12) month periods then ended (the “Year-End Financials”), and (ii) the unaudited consolidated balance sheet as of March 31, 2010 (the “Balance Sheet Date”), and the related unaudited consolidated statements of income, cash flow and stockholders’ equity for the three (3) month period then ended (the “Interim Financials”). The Year-End Financials and the Interim Financials (collectively referred as the “Financials”) are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the Company’s consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein in accordance with GAAP, subject in the case of the Interim Financials to normal year-end adjustments. The Company’s unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the “Current Balance Sheet.” The Company has provided in Section 2.7 of the Disclosure Schedule a backlog schedule as of June 30, 2010 that reflects the contract end date and application fees to be invoiced for the period from signing to the contract end date, and such schedule is a reasonable estimate that, to the Company’s Knowledge, is accurate in all material respects. The Company has not had any disagreement (as such term is defined in Item 304 of Regulation S-K promulgated under the Securities Act with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date. The books and records of the Company and each Subsidiary have been, and are being maintained in all material respects in accordance with applicable legal and accounting requirements and the Financials are consistent in all material respects with such books and records. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose Person on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC). As of the Closing Date, the Closing Financials (x) will be true and correct in all material respects and will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, and (y) will present fairly the Company’s consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein.

CONFIDENTIAL

EXECUTION VERSION

2.8 Internal Controls. The Company and each of its Subsidiaries has established and documented, and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP (including the Financials), including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect, in all material respects, the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries (including any Employee thereof) nor, to the Company’s Knowledge, the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud or other wrongdoing that involves the Company’s management or other Employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

2.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability, indebtedness, obligation, expense, dispute, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), except for those which (i) have been reflected or reserved against in the Current Balance Sheet, (ii) have arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date and do not exceed $50,000 individually or in a series of related payments to single entity, (iii) are Third Party Expenses or (iv) are set forth in the Disclosure Schedule and are reasonably apparent.

CONFIDENTIAL

EXECUTION VERSION

2.10 No Changes. Since the Balance Sheet Date, (a) the business of the Company and each of its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice; (b) there has not been any event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (c) there has not been any action or event, nor any authorization, commitment or agreement by the Company or any of its Subsidiaries with respect to any action or event, that if taken or if it occurred after the date hereof would be prohibited by Section 4.1 hereof.

2.11 Accounts Receivable.

(a) The Company has made available to Parent a list of all accounts receivable of the Company and its Subsidiaries as of the Balance Sheet Date, together with an aging schedule indicating a range of days elapsed since invoice.

(b) All of the accounts receivable of the Company and its Subsidiaries arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, are not subject to any valid set-off or counterclaim, do not represent obligations for goods sold on consignment, on approval, subject to acceptance, or on a sale-or-return basis or subject to any other repurchase or return arrangement and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to the Balance Sheet Date, as reflected on the books and records of the Company (which receivables are recorded in accordance with GAAP consistently applied). No person has any Lien on any accounts receivable of the Company and its Subsidiaries and no request or agreement for deduction or discount has been made with respect to any accounts receivable of the Company and its Subsidiaries.

2.12 Tax Matters.

(a) Definition of Taxes. For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” shall mean (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.12(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.12(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

CONFIDENTIAL

EXECUTION VERSION

(b) Tax Returns and Audits.

(i) The Company and each of its Subsidiaries have (a) prepared and timely filed all required U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports, including attachments and amendments thereto (“Returns”) relating to any and all Taxes concerning or attributable to the Company or any of its Subsidiaries or their respective operations and such Returns are true and correct and have been completed in accordance with applicable law and (b) timely paid all Taxes they are required to pay.

(ii) The Company and each of its Subsidiaries have paid or withheld with respect to their respective Employees and other third parties, all federal, state, local and non-U.S. income Taxes and social security charges and similar fees, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and all other Taxes required to be withheld or paid, and have timely paid any such Taxes withheld over to the appropriate authorities.

(iii) Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified of any request for such an audit or other examination. No adjustment relating to any Return filed by the Company or any of its Subsidiaries has been proposed by any Tax authority to the Company or any of its Subsidiaries or any representative thereof. No claim has ever been made in writing by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(v) Neither the Company nor any of its Subsidiaries has any liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the Company nor any of its Subsidiaries has incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business. The Company and each of its Subsidiaries have identified all uncertain tax positions contained in all Returns filed by the Company or its Subsidiaries and have established adequate reserves and made any appropriate disclosures in the Financials in accordance with the requirements of Financial Interpretation No. 48 of FASB Statement No. 109.

(vi) The Company has made available to Parent or its legal counsel, copies of all income and other material Tax Returns for the Company and its Subsidiaries filed for the last three (3) years.

(vii) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable. There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any of its Subsidiaries.

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(viii) Neither the Company nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement, nor does the Company or any of its Subsidiaries owe any amount under any such agreement, (c) any liability for the Taxes of any Person, under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law, and including any arrangement for group or consortium relief or similar arrangements), as a transferee or successor, by contract or agreement, by operation of law or otherwise and (d) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

(ix) The Company and its Subsidiaries have disclosed on their federal income tax Returns all positions taken therein which could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

(x) Neither the Company nor any of its Subsidiaries has been, at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(xi) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(xii) Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treas. Reg. §1.6011-4(b), including any transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a Tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a “listed transaction,” as set forth in Treasury Regulation Section 1.6011-4(b)(2).

(xiii) Each of the Company and each of its subsidiaries is and has at all times been resident for Tax purposes in its country of incorporation or formation and is not and has not at any time been treated as resident in any other country for any Tax purpose (including any arrangement for the avoidance of double taxation). Neither the Company nor any of its Subsidiaries is subject to Tax in any jurisdiction other than its country of incorporation or formation by virtue of having a permanent establishment, place of business or source of income in that jurisdiction. Neither the Company nor any of its subsidiaries is liable for any tax as the agent of any other person or business or constitutes a permanent establishment or other place of business of any other person, business or enterprise for any Tax purpose.

(xiv) Neither the Company nor any of its Subsidiaries will be required to include any income or gain or exclude any deduction or loss from taxable income as a result of any (a) change in method of accounting under Section 481 of the Code, (b) closing agreement under Section 7121 of the Code, (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in each of items (a), (b), or (c), under any similar provision of applicable law), (d) installment sale or open transaction disposition or (e) receipt of a prepaid amount.

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(xv) The Company and its Subsidiaries are in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (each, a “Tax Incentive”) and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

(c) Section 409A; Stock Options and Other Equity Awards.

(i) Except as set forth on Section 2.12(c)(i)(1) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or arrangement that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code). Each such nonqualified deferred compensation plan was operated between January 1, 2005 and December 31, 2008 in good faith compliance with Section 409A of the Code and the guidance and regulations thereunder, and any applicable state law equivalent (together, “Section 409A”). Since January 1, 2009, each such nonqualified deferred compensation plan has been in documentary and operational compliance with Section 409A, including the final Treasury Regulations issued thereunder. No nonqualified deferred compensation plan that was originally exempt from application of Section 409A has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. Except as set forth on Section 2.12(c)(i)(2) of the Disclosure Schedule, no compensation shall be includable in the gross income of any Employee as of any date on or prior to the Effective Time as a result of the operation of Section 409A of the Code with respect to any arrangements or agreements in effect prior to the Effective Time. Except as set forth on Section 2.12(c)(i)(2) of the Disclosure Schedule, to the extent required, the Company and each of its Subsidiaries has properly reported and/or withheld and remitted on amounts deferred under any Company nonqualified deferred compensation plan subject to Section 409A of the Code.

(ii) No Company Option or other stock right (as defined in U.S. Treasury Department regulation 1.409A-1(l)) (i) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, (iii) has been granted after December 31, 2004, with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A), or (iv) has not at all times been properly accounted for in accordance with GAAP in the Company’s audited financial statements provided to Parent. There is no contract, agreement, plan or arrangement to which the Company or any of its ERISA Affiliates is a party, including the provisions of this Agreement, covering any Employee of the Company, which individually or collectively could require the Company or any of its Affiliates to pay a Tax gross up payment to, or otherwise indemnify or reimburse, any Employee for Tax-related payments under Section 409A. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement, which, individually or collectively, could give rise to a Parent, Company, Subsidiary Tax or other penalty under Section 409A of the Code or that would give rise to an Employee Tax and/or Company or Subsidiary reporting obligations under Section 409A of the Code.

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(d) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement, covering any Employee of the Company or any of its Subsidiaries, which, individually or collectively, could give rise to the payment, in connection with any transaction contemplated by this Agreement (either alone or in connection with additional or subsequent events) of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

2.13 Restrictions on Business Activities. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or otherwise binding upon the Company or any of its Subsidiaries which has or may reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its Subsidiaries, any acquisition of material property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of business by the Company or any of its Subsidiaries, or otherwise limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, in any geographic area or to compete with or hire any person.

2.14 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment; Customer Information.

(a) Neither the Company nor any of its Subsidiaries owns any real property, nor has the Company or any of its Subsidiaries ever owned any real property. Section 2.14(a) of the Disclosure Schedule sets forth a complete and accurate list of all real property currently leased, subleased or licensed by or from the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries (the “Leased Real Property”), including the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto and, with respect to any current lease, license, sublease or other occupancy right, the square footage of the premises leased thereunder and the aggregate annual rental payable thereunder.

(b) The Company has made available to Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof and all consents and waivers relating thereto (“Lease Agreements”); and there are no other Lease Agreements for real property affecting the Leased Real Property or to which Company or any of its Subsidiaries is bound, other than those identified in Section 2.14(a) of the Disclosure Schedule. All such Lease Agreements are in full force and effect and valid and effective in accordance with their respective terms, and there is not, under any of such Lease Agreements, any existing default, no rentals past due, or event of default (or event which with notice or lapse of time, or both, could constitute a default). Neither the Company nor any of its Subsidiaries has received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Company and its Subsidiaries currently occupy all of the Leased Real Property for the operation of its business except as set forth in Section 2.14(a) of the Disclosure Schedule. There are no other parties occupying, or to the Company’s Knowledge, with a right to occupy, the Leased Real Property, except as set forth in Section 2.14(a) of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries owe any brokerage commissions or finders fees with respect to any such Leased Real Property or would owe any such fees if any existing Lease Agreement were renewed pursuant to any renewal options contained in such Lease Agreements.

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(c) The Leased Real Property and all of its material operating systems are in good operating condition and repair, subject to normal wear and tear, and subject to the age of such properties and systems, free from material structural, physical and mechanical defects. Neither the operation of the Company or any of its Subsidiaries on the Leased Real Property nor, to the Company’s Knowledge, such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or Law relating to such property or operations thereon. The Company or any of its Subsidiaries shall not be required to expend more than $10,000 in the aggregate under any lease agreement in excess of 5,000 square feet to restore such leased Real Property at the end of the term of the applicable Lease Agreement to the condition required under the Lease Agreement (assuming the conditions existing in such Leased Real Property as of the date hereof and as of the Closing).

(d) To the Company’s Knowledge, as of the date of this Agreement, the landlord under each Lease Agreement has complied with all of the material requirements, conditions, representations, warranties and covenants of the landlord thereunder.

(e) The Company and its Subsidiaries have valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and material assets, real, personal and mixed, used or held for use in their business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) Liens imposed or created by Law, encumbrances of record and such imperfections of title and encumbrances, if any, which do not materially detract from the value or materially interfere with the present use of the property subject thereto or affected thereby. Each Lease Agreement constitutes the entire agreement of the landlord and the tenant thereunder, and no term or condition thereof has been modified, amended or waived, except as described in Section 2.14(a) of the Disclosure Schedule and shown in the copies of the Lease Agreements that have previously been made available by the Company to Parent. The Company and its Subsidiaries have not transferred or assigned any interest in any such Lease Agreement, nor has the Company or any of its Subsidiaries subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other Person.

(f) Section 2.14(f) of the Disclosure Schedule lists all material items of equipment (the “Equipment”) owned or leased by the Company or any of its Subsidiaries, and such Equipment is (i) adequate for the conduct of the business of the Company or any of its Subsidiaries as currently conducted, and (ii) in good operating condition, subject to normal wear and tear and the age of such equipment.

(g) The Company and its Subsidiaries has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers excluding any third party hosted data (the “Customer Information”). No person other than the Company or any of its Subsidiaries possesses any claims or rights with respect to use of the Customer Information.

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2.15 Intellectual Property.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “Intellectual Property” shall mean any or all of the following (i) works of authorship including computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, and data, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, (viii) devices, prototypes, schematics, breadboards, netlists, maskworks, test methodologies, verilog files, emulation and simulation reports, test vectors and hardware development tools, and (ix) any and all instantiations of the foregoing in any form and embodied in any media.

(ii) “Intellectual Property Rights” shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, “moral” rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

(iii) “Company Intellectual Property” shall mean any and all Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company or any of its Subsidiaries and all such Company Intellectual Property are identified in Section 2.15(a) of the Disclosure Schedule.

(iv) “Registered Intellectual Property” shall mean Intellectual Property and Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any state, government or other public or quasi-public legal authority.

(b) Section 2.15(b)(1) of the Disclosure Schedule (i) lists all Registered Intellectual Property owned or purported to be owned by, or filed in the name of, the Company or any of its Subsidiaries (the “Company Registered Intellectual Property”) and identifies which of such Company Registered Intellectual Property is material to the business of the Company or any of its subsidiaries, as presently conducted or contemplated to be conducted (the “Material Company Registered Intellectual Property”) and (ii) lists any proceedings or actions before any Governmental Entity (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) in which any of the Company Registered Intellectual Property is involved, including without limitation any proceedings or actions in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any of the Company Registered Intellectual Property. Section 2.15(b)(2) of the Disclosure Schedule lists all products, services and material technologies (including products, services and material technologies currently under development) owned, exclusively licensed or offered by the Company or any of its Subsidiaries.

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(c) Each item of Company Registered Intellectual Property is subsisting, has not been declared invalid, to the Knowledge of Company each item of Company Registered Intellectual Property that is not an application is valid, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within 60 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. In each case in which the Company or any of its Subsidiaries has acquired any Intellectual Property Rights from any person, the Company and its Subsidiaries have obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or any of its Subsidiaries and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company and its Subsidiaries have recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

(d) All Company Intellectual Property will be fully transferable, alienable and/or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party other than ongoing customary maintenance, renewal and/or continuing registration fees for Company Registered Intellectual Property.

(e) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.15(b) of the Disclosure Schedule, and all Intellectual Property licensed to the Company or any of its Subsidiaries, is free and clear of any Liens, other than those set forth on Section 2.15(e) of the Disclosure Schedule. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

(f) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries has, directly or indirectly, provided consideration for such development or creation, the Company or its Subsidiaries have a written agreement with such person with respect thereto, such Intellectual Property has been exclusively developed in the United States, and the Company or its Subsidiaries thereby have obtained ownership of, and are the exclusive owners of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

(g) Neither the Company nor any of its Subsidiaries has (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Company Intellectual Property, to any other person or (ii) permitted the Company’s or any Subsidiary’s rights in such Company Intellectual Property to enter into the public domain.

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(h) Other than (i) the Open Source Software listed in Section 2.15(v) of the Disclosure Schedule and (ii) the licenses set forth on Section 2.15(i)(1) of the Disclosure Schedule, all Intellectual Property that is used in or necessary to the conduct of Company’s or any Subsidiary’s business as presently conducted by the Company or any of its Subsidiaries was written and created solely by either (i) employees of the Company or any of its Subsidiaries acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company or any of its Subsidiaries or (ii) by third parties who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company or any of its Subsidiaries, and no third party owns or has any rights to any of the Company Intellectual Property.

(i) Other than (i) the Open Source Software listed in Section 2.15(v) of the Disclosure Schedule and (ii) the licenses set forth on Section 2.15(i)(1) of the Disclosure Schedule, the Company Intellectual Property constitutes all of the Intellectual Property and Intellectual Property Rights that are used in, necessary to or otherwise would be infringed by the conduct of the business of the Company or any of its Subsidiaries as it currently is conducted, including the design, development, manufacture, use, import, marketing, licensing out and sale of any product, technology or service (including without limitation products, technology or services currently under development). Other than the Open Source Software listed in Section 2.15(v), Section 2.15(i)(2) of the Disclosure Schedule sets forth all third party software and any other third party Intellectual Property that is used in or necessary to the conduct of the business of the Company or any of its Subsidiaries as it currently is conducted, including the design, development, manufacture, use, import, marketing, licensing out and sale of any product, technology or service. Section 2.15(i)(2) of the Disclosure Schedule also specifies in general categories how such Intellectual Property is used by the Company or any of its Subsidiaries, under what licenses, and whether there is or has been any failure to comply with the terms of these licenses.

(j) Other than (i) the Open Source Software listed in Section 2.15(v) of the Disclosure Schedule, (ii) the licenses set forth on Section 2.15(i)(1) of the Disclosure Schedule, and (iii) Hosted Client Contracts, Section 2.15(j) of the Disclosure Schedule lists all contracts, licenses and agreements to which Company is a party with respect to any Company Intellectual Property or other Intellectual Property or Intellectual Property Rights. “Hosted Client Contracts” shall mean non-exclusive licenses to end-users pursuant to written agreements entered into in the ordinary course of business through which the Company or any of its Subsidiaries granted a term license for use of the object code version of its software accessed over the internet for internal use by the contracting client, and for purposes of clarity shall exclude agreements with resellers, distributors or partners.

(k) No third party that has licensed Intellectual Property or Intellectual Property Rights to the Company or any of its Subsidiaries has ownership rights or license rights to improvements or derivative works made by the Company or any of its Subsidiaries in such Intellectual Property that has been licensed to the Company or any of its Subsidiaries.

(l) Other than (i) the Open Source Software listed in Section 2.15(v) of the Disclosure Schedule and (ii) Hosted Client Contracts, Section 2.15(l) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company or any of its Subsidiaries and any other person wherein or whereby the Company or any of its Subsidiaries has agreed to, or assumed, any obligation or duty, that is not capped to a maximum amount of liability no greater than $100,000 or the amounts paid under such agreements, to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or any of its Subsidiaries or such other person of the Intellectual Property Rights of any person other than the Company or any of its Subsidiaries.

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(m) There are no contracts, licenses or agreements between the Company or any of its Subsidiaries and any other person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business as it is currently conducted under which there is any written threat (or to the Company’s Knowledge, any other threat) or ongoing action, claim or proceeding or, to the Knowledge of Company, other dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or any of its Subsidiaries thereunder.

(n) The operation of the business of the Company and its Subsidiaries as it is currently conducted, or is contemplated to be conducted, by the Company and its Subsidiaries, including the design, development, use, import, branding, advertising, promotion, marketing, manufacture, licensing out and sale of any product, technology or service (including products, technology or services currently under development) of the Company or any of its Subsidiaries does not infringe or misappropriate, and will not infringe or misappropriate, when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, any Intellectual Property Rights of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor any of its Subsidiaries has received notice from any person claiming that such operation or any act, any product, technology or service (including products, technology or services currently under development) or Intellectual Property of the Company or any of its Subsidiaries infringes or misappropriates any Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

(o) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company or any of its Subsidiaries is a party, will result in: (i) Parent, any of its subsidiaries or the Surviving Corporation granting to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent, any of its subsidiaries or the Surviving Corporation, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, any of its subsidiaries or the Surviving Corporation being obligated to pay any royalties or other material amounts, or offer any discounts, to any third party in excess of those payable by, or required to be offered by, any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

(p) To the Company’s Knowledge, no Person is infringing or misappropriating any Company Intellectual Property.

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(q) The Company and its Subsidiaries have taken all reasonable steps that are required or necessary to protect the Company’s and any Subsidiary’s rights in confidential information and trade secrets of the Company and its Subsidiaries or provided by any other person to the Company or any of its Subsidiaries. Without limiting the foregoing, (i) the Company and its Subsidiaries have, and enforce, a policy requiring each current and former employee to execute proprietary information, confidentiality and assignment agreements substantially in the Company’s standard form for employees (a copy of which is attached to Section 2.15(q)(i) of the Disclosure Schedule (the “Employee Proprietary Information Agreement”)), (ii) the Company and its Subsidiaries have, and enforce, a policy requiring each current and former consultant or contractor to execute a consulting agreement containing proprietary information, confidentiality and assignment provisions substantially in the Company’s standard form for consultants or contractors (a copy of which is attached to Section 2.15(q)(ii) of the Disclosure Schedule (the “Consultant Proprietary Information Agreement”)) and (iii) all current and former employees, consultants and contractors of the Company or any of its Subsidiaries have executed an Employee Proprietary Information Agreement or a Consultant Proprietary Information Agreement, as appropriate.

(r) No Company Intellectual Property, Intellectual Property Rights or service of the Company or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries or may affect the validity, use or enforceability of such Company Intellectual Property.

(s) No (i) material product, technology, service or publication of the Company or any of its Subsidiaries, (ii) material published or distributed by the Company or any of its Subsidiaries, or (iii) conduct or statement of the Company or any of its Subsidiaries constitutes a defamatory statement or material, false advertising or otherwise violates any law or regulation.

(t) (i) No government funding, facilities or resources of a university, college, other educational institution, research center or Governmental Entity or funding from third parties (other than private investors in the ordinary course of business) was used in the development of the Company Intellectual Property and (ii) no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to ownership of or license to the Company Intellectual Property.

(u) No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

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(v) Section 2.15(v) of the Disclosure Schedule lists all software that is distributed as “open source software” or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License) (collectively, “Open Source Software”) that has been used, linked to and/or incorporated into any Company product or service in any way and describes the manner in which such Open Source Software was used and/or incorporated (such description shall include, without limitation, whether (and, if so, how) the Open Source Software was modified and/or distributed by the Company and whether (and if so, how) such Open Source Software was incorporated into and linked in any Company product or service). Neither the Company nor any Subsidiary has used and/or incorporated Open Source Software in any manner that would or could (i) require the disclosure or distribution in source code form of any Company Intellectual Property, (ii) require the licensing of any Company Intellectual Property for the purpose of making derivative works, (iii) impose any restriction on the consideration to be charged for the distribution of any Company product or service, (iv) create, or purport to create, obligations for the Company or any of its Subsidiaries with respect to Company Intellectual Property or grant, or purport to grant, to any third party, any rights or immunities under Company Intellectual Property or (v) impose any other material limitation, restriction, or condition on the right of the Company or any of its Subsidiaries to use or distribute any Company product or service. With respect to any Open Source Software that is or has been used and/or incorporated by the Company or any of its Subsidiaries in any way, the Company and each of its Subsidiaries has been and is in compliance with all applicable licenses with respect thereto, the URLs or complete copies of which have been provided to Parent.

(w) Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.15(w)-1 of the Disclosure Schedule and materially in the form contained in the form agreements set forth in Section 2.15(w)-2 of the Disclosure Schedule, and warranties implied by law which cannot be disclaimed, neither the Company nor any of its Subsidiaries has given any warranties or indemnities relating to products or technology sold or services rendered by the Company or any of its Subsidiaries.

(x) The Company has provided Parent a schedule of product and service releases which schedule is included in Section 2.15(x) of the Disclosure Schedule. The Company has a good faith reasonable belief that it can achieve the release of products and services on such schedule of releases and is not currently aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

(y) Neither the Company nor any other Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code for any Company Intellectual Property except for disclosures to employees, contractors or consultants under agreements that prohibit use or disclosure except in the performances of services to the Company.

(z) Section 2.15(z) of the Disclosure Schedule generally describes all Personally Identifiable Information collected by the Company or any of its Subsidiaries through Internet websites owned, maintained or operated by the Company or any of its Subsidiaries (“Company Sites”), and through any services provided to customers of the Company (“Company Services”). “Personally Identifiable Information” means any information that alone or in combination with other information held by the Company or any of its Subsidiaries can be used to specifically identify a Person. The Company and each of its Subsidiaries has complied with applicable laws (including without limitation the laws and regulations of Canada, the European Union and the United States), contractual and fiduciary obligations, and its internal privacy policies relating to (i) the privacy of users of Company Sites and (ii) the collection, storage, transfer and any other processing of any Personally Identifiable Information collected or used by the Company or any of its Subsidiaries in any manner or maintained by third parties having authorized access to such information. The execution, delivery and performance of this Agreement complies with all applicable laws relating to privacy and with the Company’s and any Subsidiary’s privacy policies. Copies of all current and prior privacy policies of the Company or any of its Subsidiaries that apply to the Company Sites or the Company Services are attached to Section 2.15(z) of the Disclosure Schedule, which disclosures do not include copies of third party client privacy policies that control and otherwise manage all Personally Identifiable Information. Each such privacy policy and all materials distributed or marketed by the Company or any of its Subsidiaries has at all times made all disclosures to users or customers required by applicable laws (including without limitation the laws and regulations of Canada, the European Union and the United States), and none of such disclosures made or contained in any such privacy policy or in any such materials has been inaccurate, misleading or deceptive or in violation of any applicable laws.

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(aa) With respect to all Personally Identifiable Information described in Section 2.15(z) of the Disclosure Schedule, the Company and each of its Subsidiaries has at all times taken all steps reasonably necessary (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the Personally Identifiable Information in its custody and control is protected against loss and against unauthorized access, use, modification, disclosure or other misuse by the Company or third parties. There has been no unauthorized access to or other misuse of that Personally Identifiable Information in the custody or control of the Company or any of its Subsidiaries, by the Company or, to the Company’s Knowledge, third parties.

(bb) Section 2.15(bb) of the Disclosure Schedule sets forth the Company’s and any Subsidiary’s current (as of the date hereof) list of known bugs maintained by its development or quality control groups with respect to the products and services of the Company or any of its Subsidiaries.

(cc) All products and services (and all parts thereof) of the Company or any of its Subsidiaries are free of any and all “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such product or service (or all parts thereof) of the Company or any of its Subsidiaries or data or other software of users (“Contaminants”). The Company and each of its Subsidiaries endeavors to prevent the introduction of Contaminants into Company Products from software licensed from third parties using the procedures specified in Section 2.15(cc) of the Disclosure Schedule.

(dd) The Company and each of its Subsidiaries has taken the steps and implemented the procedures specified in Section 2.15(dd) of the Disclosure Schedule to protect the information technology systems used in connection with the operation of the Company from Contaminants. The Company and each of its Subsidiaries have the disaster recovery and security plans, procedures and facilities for the business specified in Section 2.15(dd) of the Disclosure Schedule. There have been no material unauthorized intrusions or breaches of the security of information technology systems and there are no vulnerabilities that would permit such unauthorized intrusions or breaches. Without limiting the generality of the representations and warranties made in this Section 2.15 and in Section 2.25, the Company and each of its Subsidiaries have been issued a current certificate certifying compliance with the Payment Card Industry Data Security Standard, as defined by the Payment Card Industry Security Standards Council, and any other applicable security standards set forth on the certificate.

2.16 Agreements, Contracts and Commitments. Except as set forth in Section 2.16(a) of the Disclosure Schedule (specifying the appropriate paragraph):

(a) Neither Company nor any of its Subsidiaries is a party to, or is it bound by:

(i) any written or binding oral (1) employment, contractor or consulting agreement, (2) contract or commitment with an Employee or individual consultant or contractor, or (3) any agreement, contract or commitment to grant any severance or termination pay (in cash or otherwise) to any Employee;

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(ii) any written or binding oral agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or in connection with additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii) any fidelity or surety bond or completion bond;

(iv) any collective bargaining, union or works council agreements;

(v) any lease of personal property having a value in excess of $50,000 individually or $175,000 in the aggregate;

(vi) any written or binding oral agreement that imposes surety, guaranty or indemnification obligations on the Company or any of its Subsidiaries (other than indemnities contained in non-exclusive licenses of Company products and services to end-users that have been entered into in the ordinary course of business consistent with past practice materially consistent with the Company’s standard forms included in Section 2.15(w)-2 of the Disclosure Schedule);

(vii) any written or binding oral agreement, Contract, lease or commitment relating to capital expenditures and involving future payments in excess of $50,000 individually or $175,000 in the aggregate;

(viii) any written or binding oral agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company’s business;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(x) any purchase order or contract for the purchase of materials involving in excess of $50,000 individually or $175,000 in the aggregate;

(xi) any construction contracts related to real property;

(xii) any joint marketing, joint venture, partnership, strategic alliance, affiliate or development agreement;

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(xiii) any written or binding oral agreement, contract or commitment to alter the Company’s interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

(xiv) any written or binding oral agreement, contract or commitment pursuant to which the Company or any of its Subsidiaries has undertaken to, or pursuant to which the receipt of revenue is contingent upon, the delivery of products or service offerings not in commercial existence as of the date hereof, and specifically not contingent upon the release of any new product or new version of an existing product;

(xv) any written or binding oral agreement, contract, arrangement or understanding between the Company or any of its Subsidiaries and a customer or partner of the Company or any of its Subsidiaries pursuant to which paid fees must be refunded, payment of fees is contingent upon or an agreement may be terminated in the event the hosted software products offered by the Company or any of its Subsidiaries do not pass acceptance testing by such customer or partner;

(xvi) any written or binding oral agreement, contract, arrangement or understanding between the Company or any of its Subsidiaries and a customer or partner of the Company or any of its Subsidiaries pursuant to which paid fees must be refunded, payment of fees is contingent upon or an agreement may be terminated in the event a specified return on investment or similar success measure for use of the products or service offerings offered by the Company or any of its Subsidiaries is not achieved;

(xvii) any written or binding oral agreement, contract, arrangement or understanding between the Company or any of its Subsidiaries and a customer or partner of the Company or any of its Subsidiaries which includes a most favored customer or similar clause;

(xviii) any written or binding oral agreement, contract, arrangement or understanding between the Company or any of its Subsidiaries and a customer or partner of the Company or any of its Subsidiaries for which application revenue, under GAAP, may not be recognized on a prorata basis over the term of the agreement or for which any application revenue must be deferred or put on hold pending a future event;

(xix) any dealer, distribution, sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the products, technology or services of the Company or any of its Subsidiaries; or

(xx) any other written or binding oral agreement, Contract, lease or commitment, including, without limitation, or any service, operating or management agreement or arrangement with respect to any of the Leased Real Property, that involves $50,000 individually or $175,000 in the aggregate or more and is not cancelable without penalty within 30 days.

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(b) Each customer Contract or other material Contract to which the Company or any of its Subsidiaries is a party or any of its properties or assets (whether tangible or intangible) is subject is a valid and binding agreement of the Company or any of its Subsidiaries enforceable against each of the Company and its Subsidiaries which are parties thereto in accordance with its terms, and is in full force and effect with respect to the Company or any of its Subsidiaries and, to the Knowledge of the Company, any other party thereto. The Company is in compliance with, and has not breached, violated or defaulted under, or received notice or has any reason to believe that a customer may assert that it has breached, violated or defaulted under, any of the terms or conditions of any such customer Contract or other material Contract, nor to the Knowledge of the Company is any party obligated to the Company or any of its Subsidiaries pursuant to any such Contract subject to any breach, violation or default thereunder, nor does the Company have Knowledge of any event that with the lapse of time, giving of notice or both would constitute such a breach, violation or default by the Company or any of its Subsidiaries or any such other party. True and complete copies of each Contract disclosed in the Disclosure Schedule or required to be disclosed pursuant to this Section 2.16(a) (each a “Material Contract” and collectively, the “Material Contracts”) have been made available to Parent.

(c) All outstanding indebtedness of the Company or any of its Subsidiaries may be prepaid without penalty.

2.17 Interested Party Transactions. Other than as set forth in the Disclosure Schedule, no officer, director or, to the Company’s Knowledge, other Stockholder of the Company or any of its Subsidiaries (nor, to the Company’s Knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company or any of its Subsidiaries furnishes or sells, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or any of its Subsidiaries, any goods or services, or (iii) a beneficial interest in any Contract to which the Company or any of its Subsidiaries is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any entity” for purposes of this Section 2.17. To the Company’s Knowledge, there are no agreements, contracts, or commitments with regard to contribution or indemnification between or among any of the Stockholders.

2.18 Governmental Authorization. Each material consent, license, permit, grant or other authorization (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company’s business as currently conducted or the holding of any such interest (collectively, “Company Authorizations”) has been issued or granted to the Company or any of its Subsidiaries, as the case may be. The Company and each of its Subsidiaries is and has been at all times in compliance, in all material respects, with all Company Authorizations. The Company Authorizations are in full force and effect and constitute all material Company Authorizations required to permit the Company and its Subsidiaries to operate or conduct its business or hold any interest in its properties or assets.

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2.19 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, overtly threatened, against the Company or any of its Subsidiaries, their respective properties (tangible or intangible, including, without limitation, the Leased Real Property) or, to the Company’s Knowledge, any of their respective officers or directors with respect to the Company’s business, nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, overtly threatened, against the Company or any of its Subsidiaries, any of their respective properties (tangible or intangible, including, without limitation, the Leased Real Property) or, to the Company’s Knowledge, any of their respective officers or directors by or before any Governmental Entity. To the Company’s Knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Company or any of its Subsidiaries to conduct their respective operations as presently or previously conducted. The Company has not received written notice of any action, suit, claim or proceeding of any nature pending or, to the Knowledge of the Company, threatened, against any Person who has a contractual right or a right pursuant to Delaware Law to indemnification from the Company related to facts and circumstances existing prior to the Effective Time.

2.20 Minute Books. The minutes of the Company and each of its Subsidiaries made available to Parent contain materially complete and accurate records of all actions taken, and summaries of all meetings held, by the Stockholders, the Board of Directors of the Company and its Subsidiaries (and any committees thereof) since the time of incorporation of the Company and each of its Subsidiaries, as the case may be. At the Closing, the minute books of the Company and each of its Subsidiaries will be in the possession of the Company.

2.21 Environmental Matters.

(a) Neither the Company nor any of its Subsidiaries (i) has received any written or binding oral notice or other written or binding oral communication of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) has disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, distributed, sold or otherwise placed on the market Hazardous Materials or any product containing Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; (iii) has entered into any written or binding oral agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company or any of its Subsidiaries; (iv) has Knowledge of any fact or circumstance that could involve the Company or any of its Subsidiaries in any environmental litigation or impose upon the Company or any of its Subsidiaries any environmental liability, (v) has been and is in compliance with all Environmental Laws, and (vi) has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in the Company’s or any Subsidiary’s possession concerning the Hazardous Materials Activities of the Company or any of its Subsidiaries and all environmental audits and environmental assessments of any facility owned, leased or used at any time by the Company or any of its Subsidiaries. To the Company’s Knowledge, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company or any of its Subsidiaries such as could give rise to any liability or corrective or remedial obligation of the Company or any of its Subsidiaries under any Environmental Laws.

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(b) For the purposes of this Section 2.21, (i) “Environmental Laws” means all federal, state, local and foreign laws and regulations relating to pollution, protection of the environment, worker health and safety and exposure of any individual to Hazardous Materials, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, registration, distribution, labeling, recycling, use, treatment, storage, disposal, transport or handling of Hazardous Materials and including any Hazardous Materials related electronic waste, product content or product take-back requirements, (ii) “Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, emissions, discharges, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, and (iii) “Hazardous Material Activity” shall mean the transportation, transfer, recycling, disposal, storage, use, labeling, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any payment of waste fees or charges (including so-called electronic waste fees) and compliance with any product take-back or product content requirements.

2.22 Brokers’ and Finders’ Fees; Third Party Expenses. Neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby, nor will Parent or the Surviving Corporation incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Company or any of its Subsidiaries. Section 2.22(a)(i) of the Disclosure Schedule sets forth the Company’s current reasonable estimate of all Third Party Expenses incurred, or expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

2.23 Employee Benefit Plans and Compensation.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “CFRA” shall mean the California Family Rights Act of 1993, as amended.

(ii) “Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement, whether written or unwritten, providing for compensation, severance, change of control pay, termination pay, deferred compensation, performance awards, stock or stock-related awards, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, funded or unfunded, including, but not limited to, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any of its Subsidiaries or any ERISA Affiliate has or may have any liability or obligation, including any International Employee Plan.

(iii) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

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(iv) “Consultant” shall mean any individual providing (or who has in the past provided) services to the Company or any of its Subsidiaries or any ERISA Affiliate who is not an employee or a Director.

(v) “Director” shall mean an individual who is not an employee and who serves or has served as a member of the Board of Directors of the Company.

(vi) “DOL” shall mean the United States Department of Labor.

(vii) “Employee” shall mean any current or former employee, Consultant or Director of the Company or any of its Subsidiaries or any ERISA Affiliate.

(viii) “Employee Agreement” shall mean each management, employment, severance, separation, settlement, consulting, contractor, relocation, change of control, retention, bonus, repatriation, expatriation, loan, visa, work permit or other agreement, or contract (including, any offer letter or any agreement providing for acceleration of Company Options or Company Unvested Common Stock, or any other agreement providing for compensation or benefits) between the Company or any of its Subsidiaries or any ERISA Affiliate and any Employee, whether written or unwritten .

(ix) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(x) “ERISA Affiliate” shall mean any other Person under common control with the Company or any of its Subsidiaries or that, together with the Company or any of its Subsidiaries, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

(xi) “FMLA” shall mean the Family Medical Leave Act of 1993, as amended.

(xii) “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

(xiii) “International Employee Plan” shall mean each Company Employee Plan or Employee Agreement that has been established, adopted or maintained, or contributed to or required to be contributed to, by the Company or any of its Subsidiaries or any ERISA Affiliate, whether formally or informally or with respect to which the Company or any of its Subsidiaries or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

(xiv) “IRS” shall mean the United States Internal Revenue Service.

(xv) “PBGC” shall mean the United States Pension Benefit Guaranty Corporation.

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(xvi) “Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA or any International Employee Plan that is not account-based with individual participant accounts and that is designed to accumulate or accrue a benefit, annuity payment or a cash balance that a service provider of the Company could draw upon at a specific age, or retirement or following separation from service.

(b) Schedule. Section 2.23(b)(i) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has made any plan or commitment to: (i) establish any new Company Employee Plan or Employee Agreement; (ii) to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement); or (iii) to adopt or enter into, or contribute or agree to contribute to, any Company Employee Plan or Employee Agreement. Section 2.23(b)(ii) of the Disclosure Schedule sets forth a table setting forth the name and salary of each employee of the Company, any of its Subsidiaries and any ERISA Affiliate as of the date hereof. To the Knowledge of the Company, no employee listed on Section 2.23(b)(ii) of the Disclosure Schedule intends to terminate his or her employment for any reason. Section 2.23(b)(iii) of the Disclosure Schedule contains an accurate and complete list of all Persons that have a consulting or advisory relationship with the Company or any of its Subsidiaries and a brief description of such relationship. Other than the Option Plans, no Company Employee Plan permits by its terms participation in or provides benefits to any Consultant or Director.

(c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan (including each International Employee Plan, if any) and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iii) if a Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with any summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (vii) all material correspondence to or from any governmental agency relating to any Company Employee Plan; (viii) the form of all COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all nondiscrimination test reports and summaries for each Company Employee Plan for the three most recent plan years; (xi) all registration statements, annual reports and prospectuses prepared in connection with each Company Employee Plan; (xii) all HIPAA Privacy Notices, the form of notices of creditable coverage, and all Business Associate Agreements; and (xiii) all IRS determination or opinion letters issued, and all applications and correspondence with the IRS and/or the DOL with respect to such application or letter with respect to each Company Employee Plan.

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(d) Employee Plan Compliance. The Company and each of its Subsidiaries and each ERISA Affiliate has performed in all material respects all obligations required to be performed by them under, is not in default or violation of, and the Company and each of its Subsidiaries and each ERISA Affiliate has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and there has been no event, condition or circumstance that has adversely affected or, to the Knowledge of the Company, is likely to adversely affect its tax-qualified status. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Sections 4975(c)(2) and 4975(d) of the code or Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, threatened or, to the Knowledge of the Company, reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Subsidiaries or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each of its Subsidiaries has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e) The Company is in compliance with all of its bonus, commission and other compensation plans and has paid any and all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the calendar quarter preceding the Closing Date, and is not liable for any payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the laws governing such plans.

(f) No Pension Plan or Funded Welfare Plans or MEWAs. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to or agreed to contribute to, or otherwise be part of any (i) Pension Plan, including but not limited to, a plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) a “funded welfare plan” within the meaning of Section 419 of the Code, or (iii) a Multiple Employer Welfare Arrangement, as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA), established or maintained for the purpose of offering or providing welfare plan benefits to the employees of two or more employer (including one or more self-employed individuals), or to their beneficiaries.

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(g) No Self-Insured Plan. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or agreed to contribute to any self-insured plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies) and no Company Employee Plan is self-insured.

(h) Collectively Bargained, Multiemployer and Multiple-Employer Plan. At no time has the Company or any of its Subsidiaries or any ERISA Affiliate contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) and 4001(a)(3) of ERISA). Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

(i) Retiree Obligations. No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

(j) COBRA; FMLA; CFRA; HIPAA. The Company and each of its Subsidiaries and each ERISA Affiliate has, prior to the Effective Time, complied in all material respects with COBRA, FMLA, CFRA, HIPAA, the Patient Protection and Affordable Care Act, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“Medicare Part D”) and any similar provisions of state law applicable to its Employees and the applicable Company Employee Plan. To the extent required under HIPAA and the regulations issued thereunder, Company and each of its Subsidiaries has, prior to the Effective Time, performed in all material respects all obligations under the medical privacy rules of HIPAA (45 C.F.R. Parts 160 and 164), the nondiscrimination requirements of HIPAA (45 C.F.R. Parts 144 and 146), the electronic data interchange requirements of HIPAA (45 C.F.R. Parts 160 and 162), and the security requirements of HIPAA (45 C.F.R. Part 142) as applicable to any Company Employee Plan.

(k) Effect of Transaction. A Change of Control Trigger will not (1) result in any payment (including severance, golden parachute, bonus or otherwise), becoming due to any Employee (an “Employee Payment”), (2) result in any forgiveness of indebtedness, (3) materially increase any benefits otherwise payable by the Company or any of its Subsidiaries, (4) result in any obligation to fund benefits with respect to any Employee or (5) result in the acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code ((1) through (5) together, the “Change of Control Benefits”). “Change of Control Trigger” shall mean either (x) the execution and delivery of this Agreement, (y) the approval by the Stockholders of the Merger, this Agreement or the consummation of the transactions contemplated hereby, or (z) the consummation of the transactions contemplated hereby, in each case, either alone or in connection with any other event, including any termination of employment or service. “Change of Control Agreement” shall mean each Company Employee Plan and each Employee Agreement under which a Change of Control Trigger will or could result in any Change of Control Benefits (without regard to any amendment(s) thereto entered into in accordance with the Recitals of this Agreement). Section 2.23(k) of the Disclosure Schedules lists all Change of Control Agreements.

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EXECUTION VERSION

(l) Parachute Payments. Except as set forth on Section 2.23(l)(1) of the Disclosure Schedule, there is no agreement, plan, arrangement or other contract covering any Employee that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as an “excess parachute payment” in connection with the transactions contemplated by this Agreement (either alone or in connection with additional or subsequent events) within the meaning of Section 280G(b)(1) of the Code. Except as set forth on Section 2.23(l)(2) of the Disclosure Schedule, there is no agreement, plan, arrangement or other contract by which the Company or any of its Subsidiaries is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code. Section 2.23(l) of the Disclosure Schedule lists all persons who the Company reasonably believes are “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof.

(m) Employment Matters. The Company and each of its Subsidiaries is in compliance with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime), compensation, and hours of work, and in each case, with respect to Employees, to Company’s Knowledge: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, overtly threatened or, to the Company’s Knowledge, reasonably anticipated against the Company or any of its Subsidiaries or to Company’s Knowledge, any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending, threatened or reasonably anticipated claims or actions against Company, any of its Subsidiaries, any Company trustee under any worker’s compensation policy or long-term disability policy. Neither the Company nor any Subsidiary is party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. The services provided by each of the Company’s and its ERISA Affiliates’ Employees is terminable at the will of the Company and its ERISA Affiliates and any such termination would result in no liability to the Company or any ERISA Affiliate. Section 2.23(m) of the Disclosure Schedule lists all liabilities of the Company or any of its Subsidiaries to any Employee, that result from the termination by the Company or any of its Subsidiaries or Parent of such Employee’s employment or provision of services, a change of control of the Company, or a combination thereof. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, with respect to any employee leased from another employer or with respect to any person currently or formerly classified as exempt from overtime and minimum wages.

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(n) Labor. No work stoppage, slowdown, concerted refusal to work overtime, labor strike, or other labor dispute against the Company or any of its Subsidiaries is pending, or to the Knowledge of the Company, threatened in writing, or reasonably anticipated. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, threatened in writing, or, to the Knowledge of the Company, reasonably anticipated relating to any labor matters involving any Employee, including charges of unfair labor practices. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its Subsidiaries is presently, or has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has ever taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plan closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(o) No Interference or Conflict. To the Knowledge of the Company, no Stockholder, director, officer, Employee or Consultant of the Company or any of its Subsidiaries is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of the Company or any of its Subsidiaries or that would interfere with the Company’s or any Subsidiary’s business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted or proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company’s business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

(p) International Employee Plan. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate currently or has it ever had the obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

(q) An amount equal to the Bonus Amounts will be paid as set forth on Schedule 2.23(q) by the Company at Closing, and all Taxes shall be properly withheld and paid on such amounts.

2.24 Insurance. Section 2.24 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any of its Subsidiaries or any ERISA Affiliate, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no material claim by the Company or any ERISA Affiliate pending under any of such policies or bonds as to which coverage has been denied or disputed in writing by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company and its Subsidiaries and its ERISA Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies and bonds are in full force and effect. The Company has no Knowledge of threatened termination of, or premium increase with respect to, any of such policies. Neither the Company, any of its Subsidiaries nor any affiliate of the Company has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

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EXECUTION VERSION

2.25 Compliance with Laws. The Company and each of its Subsidiaries and all assets and properties of the Company and each of its Subsidiaries (including, without limitation, all Leased Real Property) has materially complied with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, Law or regulation.

2.26 Export and Import Control Laws.

(a) The Company and its Subsidiaries have, during the last five (5) years, conducted their export and import transactions in accordance with all applicable Export and Import Control Laws. Without limiting the foregoing: (i) each of the Company and its Subsidiaries is in compliance with the terms of all applicable Export and Import Approvals; (ii) there are no pending or, to the Company’s Knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company or its Subsidiaries with respect to any Export and Import Control Laws; (iii) there are no actions, conditions or circumstances pertaining to the Company’s or its Subsidiaries’ export or import transactions that may give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under the Export and Import Control Laws; and (iv) no approval from a Governmental Entity is required for the transfer of Export and Import Approvals to Parent are required, or such approvals can be obtained expeditiously without material cost.

(b) The Company has established and maintains a compliance program and reasonable internal controls and procedures appropriate to the requirements of Export and Import Control Laws.

(c) Section 2.26(c) of the Disclosure Schedule sets forth the true, complete and accurate export control classifications, Harmonized Tariff Schedule Codes, and Schedule B Codes applicable to the Company’s or its Subsidiaries’ products, services, software and technologies.

2.27 Anti-Corruption and Anti-Bribery.

(a) The Company and its Subsidiaries and, to the Company’s Knowledge, any of their officers, directors, agents, employees or other Person acting on its behalf) have not, directly or indirectly, used any corporate funds of the Company for unlawful contributions, gifts, services of value, entertainment or other unlawful expenses relating to political activity, made or promised to make any unlawful payment or gave or promised to give, anything of value to foreign or domestic Government Officials or employees or made, or promised to make any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, or taken any action which would cause it to be in violation of any Anti-Corruption or Anti-Bribery Laws.

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(b) There are no pending or, to the Company’s Knowledge, threatened in writing claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company or its Subsidiaries with respect to any Anti-Corruption and Anti-Bribery Laws.

(c) To the Company’s Knowledge, there are no actions, conditions or circumstances pertaining to the Company’s or any of its Subsidiaries’ activities that could reasonably be expected to give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under any Anti-Corruption and Anti-Bribery Laws.

(d) The Company has established and maintains a compliance program and reasonable internal controls and procedures that it believes is appropriate to the requirements of Anti-Corruption and Anti-Bribery Laws.

2.28 Government Contracts. Except as set forth in Section 2.28(a) of the Company Disclosure Schedule. (i) to the Company’s Knowledge, no Company Employee is or during the last three (3) years has been (except as to routine security investigations) under administrative, civil or criminal investigation, indictment or information by a Governmental Entity that would affect the business of the Company; (ii) there is no pending audit or investigation by any Governmental Entity of the Company, its Subsidiaries, or, to the Company’s Knowledge, any Employee that would affect the business of the Company; (iii) no voluntary disclosure has been made with respect to any Government Contract; (iv) neither the Company, its Subsidiaries, nor, to the Company’s Knowledge, any Employees, has made any intentional misstatement or omission in connection with any Government Contract; (v) there are no disputes between the Company or its Subsidiaries and a Governmental Entity under the Contract Disputes Act or any other federal statute or between the Company or its Subsidiaries and any third party, arising under or relating to any such Government Contract; (vi) neither the Company, its Subsidiaries, nor, to the Company’s Knowledge, any Employee is, or during the last five years has been, suspended or debarred from doing business with a Governmental Entity or is, or during such period was, the subject of a finding of non-responsibility or ineligibility for contracting with a Governmental Entity; (vii) neither the Company, its Subsidiaries, nor, to the Company’s Knowledge, any Employee, has received written notice of a termination for default or convenience, cure notice, or show cause notice from any Governmental Entity; (viii) all representations, certifications, and warranties made by the Company, its Subsidiaries, or, to the Company’s Knowledge, any Employee, in connection with any Government Contract, were accurate in all material respects as of their effective date, and the Company, its Subsidiaries, and, to the Company’s Knowledge, Employees, have complied in all material respects with all such representations, certifications and warranties; (ix) the Company, its Subsidiaries, and, to the Company’s Knowledge, Employees, have complied in all material respects with all terms and conditions of any Government Contract; (x) neither the Company nor its Subsidiaries have ever been granted, by any Governmental Entity, a Facility Security Clearance or other permission to engage in classified work; (xi) the Company and its Subsidiaries have established and maintain a compliance program that is commensurate with the requirements outlined in the Federal Acquisition Regulations, Defense Federal Acquisition Regulations Supplement, or, as applicable, other agency supplements and have provided appropriate Government Contract-related training to its Employees.

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EXECUTION VERSION

2.29 Warranties; Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.15(l) of the Disclosure Schedule or those contained in Contracts with customers for the supply of goods or services in the Company’s standard form of agreement (or other Customer agreements with substantially similar terms) and warranties implied by law, neither the Company nor any of its Subsidiaries has given any warranties or indemnities relating to products or technology sold or services rendered by the Company or any of its Subsidiaries.

2.30 Substantial Customers and Suppliers.

(a) Section 2.30(a) of the Disclosure Schedule lists, for each of the 50 largest customers of the Company and its Subsidiaries on the basis of revenue for the month ending on the Current Balance Sheet Date, the information set forth on Section 2.30(a) of the Disclosure Schedule.

(b) Section 2.30(b) of the Disclosure Schedule lists, for each of the 25 largest suppliers of the Company and its Subsidiaries on the basis of cost of goods or services purchased for the twelve month period ending on the Current Balance Sheet Date, the supplier’s name and the amount of goods or services purchased for the twelve month period ending on the Current Balance Sheet Date.

(c) No such customer or supplier has (i) ceased or materially reduced its purchases from or sales or provision of services to the Company or any of its Subsidiaries since the beginning of such twelve month period, (ii) to the Knowledge of the Company, threatened to cease or materially reduce such purchases or sales or provision of services, (iii) to the Knowledge of the Company been threatened with bankruptcy or insolvency, or (iv) a material dispute or claim with the Company or any of its Subsidiaries.

2.31 Complete Copies of Materials. The Company has made available to Parent and its counsel in the Company’s electronic data room or via FTP or other agreed means true and complete copies of each document (or summaries of same) that has been requested in writing by Parent or its counsel, including all Contracts and other documents listed on the Disclosure Schedule.

2.32 Representations Complete. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

2.33 Information Statement. The information prepared by the Company furnished on or in any document mailed, delivered or otherwise furnished to Stockholders by the Company in connection with the solicitation of their consent to this Agreement, the transactions contemplated hereby and the other matters contemplated by Section 5.7 hereof, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Each of Parent and Sub hereby represents and warrants to the Company that on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

3.1 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect.

3.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party as well as the agreements contemplated by Recital E and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Sub of this Agreement, the Certificate of Merger and any Related Agreements to which it is a party as well as the agreements contemplated by Recital E and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement, the Certificate of Merger and any Related Agreements to which Parent and Sub are parties as well as the agreements contemplated by Recital E have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery by Parent and Sub of this Agreement, the Certificate of Merger and each of the other Related Agreements to which such Person is a party as well as the agreements contemplated by Recital E do not, and the performance of this Agreement, the Certificate of Merger and each of the other Related Agreements to which such Person is a party as well as the agreements contemplated by Recital E by Parent or Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Sub, or (ii) conflict with or violate in any material respect any Law or Order in each case applicable to Parent or Sub or by which its or any of their respective properties, rights or assets is bound or affected.

(b) The execution and delivery by Parent and Sub of this Agreement do not, and the performance by Parent and Sub of this Agreement shall not, require Parent or Sub to obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Person or Governmental Entity, except for the filing of the Certificate of Merger in accordance with Delaware law, antitrust filings under the HSR Act or any applicable foreign jurisdictions, if applicable, compliance with applicable requirements of the Securities Act and compliance with any applicable foreign or state securities or “blue sky” laws, such Approvals as have already been obtained or are not material.

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EXECUTION VERSION

3.4 SEC Documents; Parent Financial Statements. A true and complete copy of each annual, quarterly, current and other report, registration statement, and definitive proxy statement filed by Parent with the SEC since January 1, 2009 and prior to the date hereof (the “Parent SEC Documents”) is available on the Web site maintained by the SEC at http://www.sec.gov, other than portions in respect of which confidential treatment was granted by the SEC. As of their respective filing dates (or, in the case of amended filings, on the date of such amendment), the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the “Parent Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent’s operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments).

3.5 Litigation. There is no proceeding pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent, delay or impair Parent’s or Sub’s ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any Order against Parent or any of its Subsidiaries or naming Parent or any of its Subsidiaries as a party that would, individually or in the aggregate, reasonably be expected to prevent, delay or impair Parent’s or Sub’s ability to consummate the transactions contemplated by this Agreement.

3.6 Cash Resources. Parent has sufficient cash resources to pay the Merger Consideration.

3.7 Brokers’ and Finders’ Fees. Except for fees payable to J.P. Morgan Securities Inc., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby. Neither the Company nor any Stockholder will incur, directly or indirectly, any such liability based on arrangements made by or on behalf of Parent.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to conduct the business of Company, except to the extent that Parent shall otherwise consent in writing in accordance with Section 4.3 hereof, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due (subject to Parent’s review and consent to the filing of any Tax Return, as set forth in Section 4.1(e) below), to pay or perform other obligations when due, and, to the extent consistent with such business, to preserve intact the present business organizations of the Company, keep available the services of the present officers and employees of the Company and preserve the relationships of the Company with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing business of the Company at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company that arises during the period from the date of this Agreement and continuing until the earlier of the termination date of this Agreement or the Effective Time. Except as expressly contemplated by this Agreement and except as expressly set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent in accordance with Section 4.3 hereof, which consent will not be unreasonably withheld or delayed (such consent shall be deemed unreasonably delayed if not responded to within two Business Days):

(a) cause or permit any modifications, amendments or changes to the Charter Documents or organizational documents of any Subsidiary;

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(b) undertake any expenditure, transaction or commitment exceeding $50,000 individually or $100,000 in the aggregate in any one month or any commitment or transaction of the type described in Section 2.13 hereof;

(c) pay, discharge, waive or satisfy any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

(d) adopt or change in any material respect accounting methods or practices (including any change in depreciation or amortization policies or rates) other than as required by GAAP;

(e) make or change any material Tax election, adopt or change any Tax accounting method, enter into any Tax agreement, settle any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or file any material Return unless a copy of such Return has been delivered to Parent for review a reasonable time prior to filing and Parent has approved such Return;

(f) revalue any of its material assets (whether tangible or intangible), including writing down the value of material inventory or writing off material notes or material accounts receivable;

(g) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or other property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or directly or indirectly repurchase, redeem or otherwise acquire any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable for Company Common Stock);

(h) increase or otherwise change the salary or other compensation payable or to become payable to any officer, director, employee, consultant or advisor, or make any declaration, payment or commitment or obligation of any kind for the payment (whether in cash, equity or other property) of a severance payment, change of control payment, termination payment, bonus or other additional salary or compensation to any such person except as required by existing contractual obligations;

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(i) sell, lease, license or otherwise dispose of or grant any security interest in any of its properties or assets, including the sale of any accounts receivable of the Company, except properties or assets (whether tangible or intangible) which are not Intellectual Property and only in the ordinary course of business and consistent with past practice, and in the case of Intellectual Property except as permitted pursuant to Section 4.1(o) below;

(j) make any loan to any Person or purchase debt securities of any Person or amend the terms of any outstanding loan agreement, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

(k) incur any indebtedness for borrowed money, amend the terms of any outstanding loan agreement, guarantee any indebtedness for borrowed money of any Person, issue or sell any debt securities or guarantee any debt securities of any Person;

(l) waive or release any material right or claim of the Company, including any material write-off or other compromise of any account receivable of the Company;

(m) commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation by or against the Company or relating to any of its businesses, properties or assets;

(n) issue, grant, deliver or sell or authorize or propose or contract for the issuance, grant, delivery or sale of, or purchase or propose or contract for the purchase of, any Company Capital Stock or any securities convertible into, exercisable or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating any of them to issue or purchase any such shares or other convertible securities, except for the issuance of Company Capital Stock pursuant to the exercise of outstanding Company Options or the conversion of Company Preferred Stock;

(o) (i) except as otherwise contemplated in this Agreement, sell, lease, license or transfer to any Person any rights to any Company Intellectual Property or enter into any agreement or modify or amend any existing agreement with respect to any Company Intellectual Property with any Person or with respect to any Intellectual Property of any Person except in the ordinary course of business consistent with past practice, (ii) purchase or license any Intellectual Property or enter into any agreement or modify or amend any existing agreement with respect to the Intellectual Property of any Person, except in the ordinary course of business consistent with past practice or (iii) enter into any agreement or modify or amend any existing agreement with respect to the development of any Intellectual Property with a third party;

(p) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company;

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(q) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any Lease Agreements, or waive any term or condition thereof or grant any consents thereunder;

(r) grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting any real property or any part thereof; commit any waste or nuisance on any such property; or make any material changes in the construction or condition of any such property;

(s) terminate, assign, amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule except as provided for in Section 4.1(o);

(t) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material or any equity securities, individually or in the aggregate, to the business of the Company;

(u) grant any severance, change of control or termination pay (whether payable in cash, equity or otherwise) to any Employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof;

(v) adopt, amend or terminate any Employee Agreement, employee benefit plan, policy or arrangement, or employee stock purchase or stock option plan, or enter into any employment contract (other than offer letters and letter agreements entered into, in the ordinary course of business and consistent with past practice, with newly hired employees who are terminable “at will” and who are not officers of the Company and which letters and agreements do not provide for any severance benefits) or collective bargaining agreement, pay any special bonus or special remuneration (whether payable in cash, equity or otherwise) to any Employee, or increase the salaries or wage rates or fringe benefits (whether payable in cash, equity or otherwise) (including rights to severance or indemnification) of its Employees, except pursuant to agreements outstanding on the date hereof that have been previously been disclosed in writing to Parent;

(w) send any written communications (including electronic communications) intended as a communication for all or substantially all of its Employees regarding this Agreement or the transactions contemplated hereby;

(x) make any representations or issue any communications to employees that are inconsistent with this Agreement or the transactions contemplated thereby, including any representations regarding offers of employment from Parent;

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(y) enter into any strategic alliance, affiliate agreement or joint marketing arrangement or agreement;

(z) enter into or amend any Contract that contains the provisions set forth in Section 2.16(a)(xv)-(xviii);

(aa) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or any other equity or similar incentive awards (including without limitation any long term incentive awards), or reprice stock options (through amendment, exchange or otherwise) or authorize cash payments or new equity awards in exchange for any stock options, other than as provided by this Agreement;

(bb) hire, offer to hire or terminate any employee or encourage or otherwise cause any employee to resign from the Company;

(cc) promote, demote, terminate or otherwise change the employment status or titles of any employee;

(dd) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

(ee) cancel, amend or renew any insurance policy; or

(ff) take, commit, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(ee) hereof.

4.2 No Solicitation.

(a) Until the earlier of (i) the Effective Time or (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company shall not (nor shall the Company permit, as applicable, any of its officers, directors, employees and agents, and any of the Company’s affiliates, major Stockholders, and each of their respective representatives to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (A) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the business, properties or technologies of the Company, or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction (any such offer, proposal or inquiry, an “Acquisition Proposal”), (B) disclose any information not customarily disclosed to any Person concerning the business, technologies or properties of the Company, or afford to any Person access to its properties, technologies, books or records, not customarily afforded such access, in either case in connection with an Acquisition Proposal, (C) assist or cooperate with any Person in connection with an Acquisition Proposal, other than with respect to the purchase of inventory in the ordinary course of business or (D) enter into any contract, agreement or arrangement with any Person concerning or relating to an Acquisition Proposal. The Company shall immediately cease and cause to be terminated any such negotiations, discussion or agreements (other than with Parent and its representatives) that are the subject matter of clause (A), (B), (C) or (D) above.

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(b) The Company shall notify Parent immediately (but in no event later than 24 hours) after receipt by the Company, its officers, directors, employees or agents, or any of the Company’s affiliates, major Stockholders or their respective representatives of any unsolicited offer, proposal, inquiry, communication or expression of interest regarding an Acquisition Proposal, or if any of them engages in any negotiations or discussions relating to an Acquisition Proposal, or of modification of or amendment to any Acquisition Proposal, or request for nonpublic information relating to the Company or for access to the properties, books or records of the Company, or notice by any Person that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate (1) the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of the Company and (2) the terms of the Acquisition Proposal, to the extent such disclosure does not breach any non-disclosure agreement existing prior to the date of the Exclusivity Agreement by and between Parent and the Company dated June 17, 2010. In no event will the Company accept or enter in any Acquisition Proposal prior to the Closing Date or the date of termination of this Agreement pursuant to its terms, and the Company agrees that any negotiations in progress as of the date hereof with respect to any Acquisition Proposal will be terminated or suspended. The Company hereby represents and warrants that there is no reasonable basis for any claims by any party to an Acquisition Proposal based upon or arising out of the discussion or consummation of the transactions contemplated by this Agreement.

(c) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, agent, representative or affiliate of the Company acting on behalf of and within the scope of authority granted by the Company shall be deemed to be a breach of this Agreement by Company. If any actions are taken on the Company’s behalf outside of the scope of authority granted by the Company, the Company agrees to pursue all reasonable remedies against such actor.

4.3 Procedures for Requesting Parent Consent. If the Company desires to take an action which would be prohibited pursuant to Section 4.1 hereof without the written consent of Parent, prior to taking such action the Company may request such written consent by sending an e-mail or facsimile to each of the following individuals (and Parent shall cause such individuals to respond in less than 72 hours to each such request, it being agreed that failure to so respond within such 72 hours (time being of the essence) shall be deemed the granting of consent by Parent):

(a)	Katy Murray
Telephone: (925) 452 3648
Facsimile: (925) 452 3001
E-mail address: kmurray@taleo.com

Michael Boese
Telephone: (925) 452 3710
Facsimile: (925) 452 3001
Email address: mboese@taleo.com

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ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable advance written notice to the Company during the period from the date hereof through the Effective Time to (i) all of the properties (including for the performance of environmental tests or investigations as Parent may desire provided Parent shall be responsible for and indemnify the Company for damage to property it causes), books, contracts, commitments and records of the Company, including all Company Intellectual Property (including access to design processes and methodologies and all source code, provided that each individual reviewing source code will enter into a nondisclosure agreement with the Company in a form reasonably acceptable to the Company), (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all current employees (subject to restrictions imposed by applicable law) of the Company as identified by Parent. The Company agrees to make available to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. Parent will promptly provide the Company with copies of such publicly available information about Parent as the Company may request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

5.2 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.1 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality and Nondisclosure Agreement dated as of May 24, 2010 (the “Nondisclosure Agreement”), between the Company and Parent. Parent and the Company agree that such information will constitute “Confidential Information” as contemplated by the Nondisclosure Agreement, notwithstanding any failure (i) to specifically designate such information as “Confidential,” “Proprietary” or some similar designation and (ii) to confirm in writing that information communicated orally is “Confidential Information.” The Company further acknowledges that the Parent Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees not to engage in any discussions or correspondence regarding or transactions in the Parent Common Stock in violation of applicable securities laws.

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5.3 Public Disclosure. Except as may be necessary in connection with obtaining Consents required hereunder, neither Parent nor the Company (nor any of their respective representatives) shall issue any statement or communication to any third party (other than their agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other, except that this restriction shall be subject to Parent’s obligation to comply with applicable securities laws and the rules of The Nasdaq Stock Market and obligation to comply with applicable Law.

5.4 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to cause all conditions to the obligations of the other parties hereto to effect the Merger to occur, to obtain all necessary waivers, consents, approvals and other documents required to be delivered hereunder and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that no party hereto shall be required to agree to (x) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of capital stock or of any business, assets or properties of Parent, its subsidiaries or affiliates or of the Company or its Subsidiaries or affiliates, (y) the imposition of any limitation on the ability of Parent, its subsidiaries or affiliates or the Company or its Subsidiaries or affiliates to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses, or (z) the imposition of any impediment on Parent, its subsidiaries or affiliates or the Company or its Subsidiaries or affiliates under any statute, rule, regulation, executive order, decree, order or other legal restraint governing competition, monopolies or restrictive trade practices (any such action described in (x), (y) or (z) an “Action of Divestiture”). Nothing herein shall require any party hereto to litigate with any Governmental Entity.

5.5 Notification of Certain Matters. The Company shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, which occurrence or non-occurrence is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this Section 5.5 shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

5.6 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of another party hereto, and at the expense of the requesting party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting the consummation of the Merger and the transactions contemplated hereby.

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5.7 Delivery of Monthly Financial Statements. The Company shall deliver to Parent, within fifteen (15) days after the end of each month, a consolidated balance sheet as of the end of such month, and the related consolidated statements of income, cash flow and stockholders’ equity for the one (1) month period then ended (the “Monthly Financials”), which Monthly Financials will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, and will present fairly the Company’s consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein.

5.8 Stockholder Approval.

(a) As promptly as practicable following the execution and delivery by all parties (other than the Escrow Agent) hereto of this Agreement, but in no event longer than five (5) Business Days thereafter, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law and the Charter Documents of the Company. Such submission, and any proxy or consent in connection therewith, (1) shall include a solicitation of Requisite Stockholder Vote and (2) shall specify that adoption of this Agreement shall constitute approval by the Stockholders of: (x) the escrow and indemnification obligations of the Stockholders set forth in ARTICLE VII hereof and the deposit of the Escrow Amount into the Escrow Fund as contemplated by Section 1.8(b) hereof and (y) in favor of the appointment of James Riley as Stockholder Representative, under and as defined in this Agreement. The Company shall use its commercially reasonable efforts to obtain the consent of its Stockholders holding the Requisite Stockholder Vote to approve this Agreement and the transactions contemplated by this Agreement and to enable the Closing to occur as promptly as practicable.

(b) Any materials to be submitted to the Stockholders in connection with the solicitation of their approval of the Merger and this Agreement, including, if required pursuant to Section 5.8(c), any materials submitted to the Stockholders in connection with obtaining the 280G Approval (the “Soliciting Materials”), shall be subject to review and approval by Parent and shall include information regarding the Company, the terms of the Merger and this Agreement, and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement, including each of the matters set forth in Section 5.8(a) hereof and if required pursuant to Section 5.8(c), the materials related to the 280G Approval. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Soliciting Materials any information with respect to Parent or its affiliates or associates, the form and content of which shall not have been consented to in writing by Parent prior to such inclusion, which consent shall not be unreasonably withheld or delayed. The Company and Parent will promptly advise the other in writing if at any time prior to the Closing the Company or Parent, as the case may be, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Soliciting Materials in order to make statements contained or incorporated by reference therein not misleading or to comply with applicable law. Parent’s review and approval of such materials shall not be unreasonably withheld or delayed.

(c) In addition, the Company shall promptly, and in no event later than five (5) Business Days after the date Parent has approved such materials pursuant to Section 5.8(b), submit to the requisite Stockholders for approval (in a manner satisfactory to Parent), by such number of Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code, such portion of any payment and/or benefit as necessary to avoid any payment and/or benefit, separately or in the aggregate, constituting a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (“Section 280G Payments”) (which determination shall be made by the Company and shall be subject to review and approval by Parent), such that all such payments and benefits shall not be deemed to be Section 280G Payments (the “280G Approval”), and prior to the Effective Time the Company shall deliver to Parent evidence satisfactory to Parent that a Stockholder vote was solicited in conformance with Section 280G and the regulations promulgated thereunder and that (x) such requisite 280G Approval was obtained with respect to any Section 280G Payment, or (y) that the 280G Approval was not obtained with respect to any Section 280G Payment and as a consequence, that Section 280G Payment shall not be made or provided, pursuant to the waivers of those payments and/or benefits which were executed by the affected individuals prior to the Stockholder vote.

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(d) The Board of Directors of the Company shall not alter, modify, change or revoke its unanimous approval of the Merger, this Agreement and the transactions contemplated hereby, including if required pursuant to Section 5.8(c), the 280G Approval, and its unanimous recommendation to the Stockholders to vote in favor of the principal terms of this Agreement, the Merger and the transactions contemplated by this Agreement and the Certificate of Merger and pursuant to Section 5.8(c), the 280G Approval.

5.9 Merger Notification.

(a) To the extent applicable, as soon as may be reasonably practicable, the Company and Parent (and any applicable Stockholder of the Company) shall make all filings, notices, petitions, statements, registrations and submissions of information, application or submission of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including: (i) Notification and Report Forms with the FTC and DOJ as required by the HSR Act and (ii) any filings which the parties agree are required by the merger notification or control laws or regulations of any other applicable jurisdictions. Each of Parent and the Company shall cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.9 to comply in all material respects with applicable law.

(b) The Company and Parent (and/or any applicable Stockholder of the Company) each shall promptly (a) supply the others with any information which reasonably may be required in order to effectuate the filings contemplated by Section 5.9(a) and (b) supply any additional information which reasonably may be required by the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate. Except where prohibited by applicable law, the parties shall consult with each other prior to taking a position with respect to any such filings, shall permit each other to review and discuss in advance, and consider in good faith the views of each other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, other materials, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby, coordinate with each other in preparing and providing such information and promptly provide each other (and its counsel) copies of all filings, presentations and submissions (and a summary of oral presentations) made by the other with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Parent shall have principal control over the strategy for interacting with such Governmental Entities in connection with the matters contained in this Section 5.9 in consultation with the Company.

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(c) Each of Parent and the Company shall notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all materials respect with, applicable law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.9(a), Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

5.10 Notice to Holders of Company Options. Prior to the Effective Time, and subject to the review and approval of Parent, the Company shall take all actions reasonably necessary to effect the transactions anticipated by Section 1.6 under all Company Option agreements and any other plan or arrangement of the Company (whether written or oral, formal or informal), including delivering all required notices and obtaining any required consents.

Any materials to be submitted to the holders of Company Options in connection with the notice required under this Section 5.10 shall be subject to review and approval by Parent which review and approval shall not be unreasonably withheld or delayed.

5.11 Consents. The Company shall use its reasonable commercial efforts to obtain all necessary consents, waivers and approvals of any parties to any material Contract, and give all necessary notices to such parties, as are required thereunder in connection with the Merger or for any such material Contracts to remain in full force and effect, all of which are required to be listed in Section 2.5 of the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company under such Contract from and after the Effective Time. Such consents, waivers, approvals and notices shall be in a form reasonably acceptable to Parent. The Company shall also use its reasonable commercial efforts to obtain and deliver to Parent from each of the landlords under leases of premises containing more than 5,000 square feet an estoppel certificate, in a form acceptable to Parent, certifying (i) that the form of the applicable Lease Agreement delivered by the Company to Parent is a true, correct and complete copy of such Lease Agreement and is in full force and effect, that such Lease Agreement has not been modified and that no material rights have been waived thereunder, (ii) the aggregate monthly rental then payable thereunder, and (iii) that, to such landlord’s knowledge, there exist no defaults on the part of any party to the Lease Agreement or specifying the nature of any such defaults, and providing such further information about the Lease Agreement or the applicable premises as may be reasonably required by Parent.

5.12 New Employment Benefits. As of the Effective Time, all current employees of the Company shall continue as employees of the Surviving Corporation or Parent or any subsidiary of Parent, as Parent directs. The employment of Employees who are not Continuing Employees shall be terminated at the dates designated by Parent. Continuing Employees shall be eligible to receive employee benefits on substantially the same basis as similarly situated active current employees of Parent and its subsidiaries; provided, that, in Parent’s discretion, for a period not to exceed one month, Parent may provide Continuing Employees with benefits in accordance with the Company’s employee benefits in effect prior to the Effective Time, and provided further that nothing herein is intended to result in a duplication of benefits.

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5.13 Offer Letters and Transitional Agreements. Prior to or concurrent with execution of this Agreement, the Company shall cause the Key Employees to execute and deliver to Parent an Offer Letter and the Company shall cause the Transition Employees to execute and deliver to Parent a Transitional Agreement, in each case to be effective as of the Effective Time.

5.14 Non-Competition Agreements. Prior to or concurrent with execution of this Agreement, the Company shall cause the Key Stockholders to execute and deliver to Parent a Stockholder Non-Compete, to be effective as of the Effective Time.

5.15 Resignation of Officers and Directors. The Company shall cause each officer and director of the Company to execute a resignation letter effective as of the Effective Time.

5.16 Termination of Certain Company Employee Plans. Effective as of no later than the day immediately preceding the Closing Date, each of the Company and any ERISA Affiliate (as such term is defined in Section 2.23 hereof) shall terminate any and all group severance, salary continuation and separation programs (each, a “Severance Plan”) and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”) (unless Parent provides written notice to the Company that one or more of such Severance Plans and 401(k) Plans shall not be terminated). Unless Parent provides such written notice to the Company, no later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that such Severance Plan(s) and 401(k) Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company or such ERISA Affiliate, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Severance Plan(s) and 401(k) Plan(s) as Parent may reasonably require. In the event that termination of any 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees (such charges or fees, the “401(k) Fees”) then such 401(k) Fees shall be the responsibility of Parent and the Company shall take such actions as are necessary to reasonably estimate the amount of such 401(k) Fees and provide such estimate in writing to Parent no later than fifteen (15) calendar days prior to the Closing Date. Parent shall be responsible for such 401(k) Fees.

5.17 Expenses. Whether or not the Merger is consummated, all Third Party Expenses shall be the obligation of the respective party incurring such fees and expenses. At least two (2) Business Days prior to the Closing Date, the Company shall provide Parent with a statement of Estimated Third Party Expenses as of the Closing Date, such statement showing reasonable detail of both previously paid and currently unpaid Third Party Expenses incurred by the Company, as well as the Third Party Expenses that are expected to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby, all in form reasonably acceptable to Parent and certified as true and correct by the Company’s Chief Financial Officer (the “Statement of Expenses”). Parent shall be entitled to indemnification for Third Party Expenses incurred by the Company that are not reflected on the Statement of Expenses, and thus are not part of the Estimated Third Party Expenses Adjustment Amount, if any (“Excess Third Party Expenses”), in accordance with Section 7.2(a)(v), which amounts shall be paid out of the Escrow Amount and shall not be limited by the Deductible Amount.

(a) Notwithstanding the foregoing, all fees relating to any filing by the Company or Parent under the HSR Act or any foreign antitrust laws shall be split equally between Parent and the Company and, for the avoidance of doubt, the Company’s portion of such fees shall not be deemed Third Party Expenses of the Company. Parent shall pay all required filing fees to the FTC, DOJ or appropriate foreign bodies, as applicable, on behalf of both Parent and the Company and, within two (2) Business Days following such payment, the Company shall reimburse Parent for one-half of the amount of such filing fees (the aggregate of all such amounts, the “Company Filing Fee Obligation”).

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5.18 Spreadsheet. The Company shall deliver to Parent and the Paying Agent two (2) Business Days prior to the Closing Date a spreadsheet (the “Spreadsheet”) substantially in the form attached hereto as Schedule 5.18, which spreadsheet shall be certified as complete and correct by the Chief Executive Officer and Chief Financial Officer of the Company as of the Closing and which shall include, among other things, as of the Closing: with respect to each Stockholder, (a) such Person’s address and social security number (or tax identification number, as applicable), (b) the number of shares of Company Capital Stock held by such Person (including whether such shares are Company Common Stock, Company Series A Preferred Stock or Company Series A-1 Preferred Stock), (c) the respective certificate number(s) representing such shares, (d) whether such shares constitute Company Unvested Common Stock (including, for each certificate, the number of shares that are vested as of the Closing), (e) the liquidation preference and conversion ratio applicable to each share of Company Preferred Stock, (f) the date of acquisition of such shares, (g) the Pro Rata Portion applicable to such Person, (h) the amount of cash to be paid to each holder pursuant to Section 1.6, (i) the amount of cash, if any, to be paid by the Stockholder in settlement of tax withholding obligations pursuant to Section 1.6(e) and outstanding Stockholder loans pursuant to Section 1.6(f), and (j) such other information relevant thereto or which the Paying Agent may reasonably request.

5.19 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement (a “FIRPTA Compliance Certificate”) in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

5.20 Spinoff Transaction. Prior to the Effective Date, the parties acknowledge and agree that Company may take such actions as may be necessary to effect the transfer of ownership of the assets listed on Schedule 5.20 (the “Spinoff Assets”) to certain of the Stockholders of the Company, subject to the Spinoff Licenses in Exhibit G-1 and Exhibit G-2 hereto (collectively, the “Spinoff Licenses” and collectively with the transfer of the Spinoff Assets, the “Spinoff Transaction”). All agreements related to the transfer and license of the Spinoff Assets shall be subject to the negotiation, review and approval of Parent. The Stockholders (other than Company Option holders) shall indemnify and hold Parent and the Company harmless from any liability (including any Tax liability) to the Company due or payable as a result of the Spinoff Transaction pursuant to Article VII and the terms of the relevant agreements, and such liability shall be determined as if the Company had no current operating loss or net operating loss carryovers. The value of the Spinoff Assets for the purposes of this Agreement shall be determined as promptly as practicable and prior to the Effective Time by an independent third party valuation firm reasonably acceptable to both parties.

5.21 Tax Returns. Parent shall prepare, or cause to be prepared, and shall file or cause to be filed, all Returns for the Company and its Subsidiaries required to be filed after the Closing Date. The Parent shall permit the Stockholder Representative to review and comment on each such income tax Return relating to a taxable period ending on or prior to the Closing Date during a reasonable period prior to filing.

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5.22 Transfer Taxes. All gross receipts, excise, registration, stamp duty, transfer or other similar taxes or governmental fees imposed or levied by reason of, in connection with or attributable to this Agreement and the transactions contemplated hereby shall be borne by the Stockholders.

5.23 Bridge Financing. Parent shall advance up to two million dollars ($2,000,000) to the Company to cover potential cash shortfalls prior to Closing. All such advances shall bear interest at the applicable federal rate per annum. Parent shall advance such funds to the Company within two (2) Business Days after the Company requests such funds. If the Closing occurs, all amounts of outstanding principal and accrued and unpaid interest (the “Taleo Debt Amounts”) shall be deducted from the Merger Consideration and deemed satisfied. If this Agreement is terminated prior to Closing, all amounts of outstanding principal and accrued and unpaid interest shall become due and payable ten days after the termination date.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company, Parent and Sub to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) No Order; Injunctions; Restraints; Illegality. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger.

(b) Regulatory Approvals/HSR Act. All waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals or clearances required to be obtained prior to the Merger in connection with the transactions contemplated hereby have been obtained.

6.2 Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which shall be true and correct as of such date) shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (without in each case giving effect to any limitation as to “materiality,” “Company Material Adverse Effect” or “Knowledge” set forth therein), and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Company as of the Closing.

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(b) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and been continuing a Company Material Adverse Effect.

(c) Stockholder Approval. Stockholders constituting the Requisite Stockholder Vote, and holding not less than 85% of the issued and outstanding shares of Capital Stock of the Company, shall have approved this Agreement, the Certificate of Merger, the Merger, and the transactions contemplated hereby and thereby, including the appointment of the Stockholder Representative and the deposit of the Escrow Amount into the Escrow Fund.

(d) Unanimous Board Approval. The Board of Directors of the Company shall have unanimously approved this Agreement, the Certificate of Merger, the Merger and the transactions contemplated hereby and thereby, which unanimous approval shall not have been altered, modified, changed or revoked.

(e) 280G Stockholder Approval. To the extent that any payments and/or benefits would cause a “parachute payment” under Section 280G of the Code (such excess portion of the payment that causes a parachute payment, the “Excess Amount”), the requisite Stockholders shall have (i) approved, pursuant to the method provided for in the regulations promulgated under Section 280G of the Code, any Excess Amount or (ii) shall have voted upon and disapproved such Excess Amount, and, as a consequence, such Excess Amount shall not be paid or provided for in any manner and Parent and its subsidiaries shall not have any liabilities with respect to such Excess Amount.

(f) Appraisal Rights. The Company shall have delivered notice in accordance with the applicable provisions of Delaware Law such that no Stockholder will be able to exercise appraisal rights if such Stockholder has not perfected such appraisal rights prior to Closing, and Stockholders holding no more than five percent (5%) of the Total Outstanding Shares shall continue to have a right to exercise appraisal, dissenters’ or similar rights under applicable law with respect to their Company Capital Stock by virtue of the Merger.

(g) Litigation. There shall be no third party action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened in writing, (i) against Parent or the Company, their respective properties or any of their respective officers, directors or subsidiaries arising out of, or connected with, the Merger or the other transactions contemplated by the terms of this Agreement or otherwise seeking any of the results set forth in Section 6.1(a) hereof or (ii) against the Company, its properties or any of its officers, directors or subsidiaries that has had or is reasonably likely to have a Company Material Adverse Effect, unless such action, suit, claim, order, injunction or proceeding was primarily due to Parent’s breach of this Agreement or Parent’s act or omission.

(h) Governmental Approval. All material approvals from any Governmental Entity set forth on Schedule 6.2(h) shall have been obtained.

(i) Third Party Consents. The Company shall have delivered to Parent all necessary assignment of Contracts and consents, waivers, and approvals of parties to any Contract (including Lease Agreements) set forth on Schedule 6.2(i) hereto as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time.

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(j) Employment and Stockholder Matters. Each of the Offer Letters, Transitional Agreements, and Stockholder Non-Competes contemplated in Recital E shall have been executed and shall not have been rescinded except for a maximum of two Offer Letters.

(k) Employees. No more than 15% of the collective employees of the Company who receive offers from Parent (other than the Key Employees and the Key Consultants) shall have ceased to be employed by the Company, or shall have expressed an intention to terminate his or her employment with the Company or to decline to accept employment with Parent.

(l) Resignation of Officers and Directors. Parent shall have received a written resignation letter from each of the officers and directors of the Company effective as of the Effective Time in a form acceptable to Parent.

(m) Termination of 401(k) Plans. Unless Parent has explicitly instructed otherwise pursuant to Section 5.16 hereof, Parent shall have received from the Company evidence reasonably satisfactory to Parent that all Company Employee Plans referred to in Section 5.16 have been terminated pursuant to resolution of the Board of Directors of the Company or the ERISA Affiliate, as the case may be (the form and substance of which shall have been subject to review and approval of Parent), effective as of no later than the day immediately preceding the Closing Date, and Parent shall have received from the Company evidence of the taking of any and all further actions as provided in Section 5.16 hereof.

(n) 280G Waivers. Each Person who might receive any payments and/or benefits referred to in Section 5.8(c) hereof shall have executed and delivered to the Company a 280G Waiver, each in the form attached hereto as Exhibit H (a “280G Waiver”) and such 280G Waiver shall be in effect immediately prior to the Stockholder vote contemplated by Section 5.8.

(o) Statement of Expenses. Parent shall have received from the Company the Statement of Expenses pursuant to Section 5.17 hereof two (2) Business Days prior to the Closing Date and such Statement of Expenses shall be certified as true and correct in form acceptable to Parent as of the Closing Date by the Company’s Chief Financial Officer.

(p) Spreadsheet. Parent and the Paying Agent shall have received from the Company three (3) Business Days prior to the Closing Date the spreadsheet pursuant to Section 5.18, which shall have been certified as of the Closing Date as complete and correct by the Chief Executive Officer and the Chief Financial Officer of the Company.

(q) Legal Opinion. Parent shall have received a legal opinion from Akerman Senterfitt, legal counsel to the Company, substantially in the form attached hereto as Exhibit I.

(r) Financial Statements. Parent shall have received from the Company an unaudited consolidated balance sheet as of each of June 30, 2009 and June 30, 2010, and the related consolidated statements of income, cash flow and stockholders’ equity for the respective six (6) month periods then ended (the “Closing Financials”) prepared in accordance with Statement on Auditing Standards No. 100.

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(s) Certificate of the Company. Parent shall have received certificates from the Company, validly executed by the Chief Executive Officer and Chief Financial Officer of the Company for and on the Company’s behalf, to the effect that, as of the Closing:

(i) the representations and warranties of the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which were true and correct as of such date) were true and correct in all material respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (in each case without giving effect to any limitation as to “materiality,” “Company Material Adverse Effect” or “Knowledge” set forth therein);

(ii) the Company has performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Company as of the Closing; and

(iii) the conditions to the obligations of Parent and Sub set forth in this Section 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

(t) Certificate of Secretary of Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Charter Documents, (ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby the Merger and the transactions contemplated hereunder and the additional matters identified in Section 5.8(a) were unanimously approved by the Board of Directors) and (iii) that the Stockholders constituting the Requisite Stockholder Vote have adopted and approved the Merger, this Agreement and the consummation of the transactions contemplated hereby and approval or disapproval of any payments or benefits that may be deemed to constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

(u) Certificate of Good Standing. Parent shall have received a long-form certificate of good standing from the Secretary of State of the State of Delaware which is dated within two (2) Business Days prior to Closing with respect to the Company.

(v) Certificate of Status of Foreign Corporation. Parent shall have received a Certificate of Status of Foreign Corporation of the Company from the applicable Governmental Entity in each jurisdiction where it is qualified to do business, all of which are dated within ten (10) Business Days prior to the Closing.

(w) Spinoff Transaction. Parent shall have reviewed and approved the corporate actions taken to effect the transfer of the Spinoff Assets. The Company shall have executed the Spinoff License.

6.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Sub in this Agreement (other than the representations and warranties of Parent and Sub as of a specified date, which shall be true and correct as of such date) shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (in each case without giving effect to any limitation as to “materiality,” “Parent Material Adverse Effect” or “Knowledge” set forth therein), and (ii) each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing Date.

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(b) Payment of Merger Consideration. Parent shall have delivered (and provided the Company satisfactory evidence of delivery of) immediately available funds in the amount of the Merger Consideration (less the Escrow Amount) to the Paying Agent and the Escrow Amount into the Escrow Fund.

(c) Litigation. There shall be no third party action, suit, claim, order, injunction or proceeding pending against Parent or the Company, their respective properties or any of their respective officers, directors or subsidiaries arising out of, or connected with, the Merger or the other transactions contemplated by the terms of this Agreement or otherwise seeking any of the results set forth in Section 6.1(a) hereof.

(d) Certificate of Parent. The Company shall have received a certificate from Parent executed by a Vice President for and on its behalf to the effect that, as of the Closing:

(i) all representations and warranties made by Parent and Sub in this Agreement (other than the representations and warranties of Parent and Sub as of a specified date, which were true and correct as of such date) were true and correct on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date;

(ii) Parent and Sub have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed or complied with by such parties as of the Closing; and

(iii) the conditions to the obligations of the Company set forth in this Section 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

(e) Certificate of Good Standing. The Company shall have receive a certificate of good standing from the Secretary of State of the State of Delaware which is dated within ten (10) Business Days prior to Closing with respect to each of Parent and Sub.

(f) Board Approval. The Board of Directors of Parent shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby, which approval shall not have been altered, modified, changed or revoked.

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ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

7.1 Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered pursuant to this Agreement, shall survive until the twelve (12) month anniversary of the Closing Date (such date, the “Survival Date”); provided that the representations and warranties in Section 2.1 hereof (under the heading “Organization of the Company”), Section 2.2 hereof (under the heading “Company Capital Structure”)(other than Section 2.2(d)), Section 2.4 hereof (under the heading “Authority”) and in Section 2.12 hereof (under the heading “Tax Matters”) shall survive until the expiration of the applicable statute of limitations; provided further, that the representations and warranties in Section 2.15 hereof (under the heading “Intellectual Property”) shall survive until the three (3) year anniversary of the Closing Date; provided further, that in the event of fraud or intentional breach of a representation or warranty, such representation or warranty shall survive indefinitely with respect to the Person or Persons committing such fraud or intentional breach. The representations and warranties in Section 2.1, Section 2.2 (other than Section 2.2(d)), Section 2.4, Section 2.12 and Section 2.15 hereof shall collectively be referred to as the “Specified Representations.” The representations and warranties of Parent and Sub contained in this Agreement, the Related Agreements (except the Spinoff License) or in any certificate or other instrument delivered pursuant to this Agreement shall terminate at the Closing.

7.2 Indemnification.

(a) Subject to the other provisions of this ARTICLE VII, from and after the Effective Time, the Stockholders agree to severally and not jointly indemnify and hold harmless Parent and its officers, directors, affiliates, employees, agents and representatives, including the Surviving Corporation (the “Indemnified Parties”), against all claims, losses, Taxes, liabilities, damages, deficiencies, costs, interest, awards, judgments, penalties and expenses, including attorneys’ and consultants’ fees and expenses and including any such expenses incurred in connection with investigating, defending against or settling any of the foregoing (hereinafter individually a “Loss” and collectively “Losses”) incurred or sustained by the Indemnified Parties, or any of them (including the Surviving Corporation), directly or indirectly, as a result of the following:

(i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement, the Spinoff Licenses or any certificates or other instruments delivered by or on behalf of the Company pursuant to this Agreement,

(ii) any failure by the Company or any other Person (other than Parent or Sub) acting on behalf of the Company within the scope of their authority, to perform or comply with any covenant applicable to the Company contained in this Agreement, any Related Agreements or any certificates or other instruments delivered pursuant to this Agreement,

(iii) any fraud or intentional misrepresentation or willful breach of any Company representation, warranty or covenant contained in this Agreement, any Related Agreement or any certificates or other instruments delivered pursuant to this Agreement on the part of the Company,

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(iv) any Dissenting Share Payments,

(v) any Excess Third Party Expenses, and

(vi) any Tax or other liability related to the Spinoff Transaction.

The Stockholders (including any officer or director of the Company) shall not have any right of contribution, indemnification or right of advancement from the Surviving Corporation or Parent with respect to any Loss claimed by an Indemnified Party.

(b) Any Person committing fraud or any intentional misrepresentation or willful breach of any representation, warranty or covenant contained in this Agreement, in any Related Agreement, certificate or other instrument delivered pursuant to this Agreement, or who has knowledge of the same, shall be severally, and not jointly, liable for, and shall indemnify and hold the other parties hereto or their respective officers, directors, stockholders, employees, agents and representatives harmless for, any Losses incurred or sustained by such Persons, or any of them (including the Surviving Corporation), directly or indirectly, as a result of such fraud or intentional misrepresentation or willful breach of a representation, warranty or covenant committed by such Person.

7.3 Maximum Payments; Remedy.

(a) Except as set forth in Section 7.3(b) hereof, the maximum amount an Indemnified Party may recover from a Stockholder individually pursuant to the indemnity set forth in Section 7.2(a)(i) hereof for Losses shall be limited to such Stockholder’s Pro Rata Portion of the Escrow Fund.

(b) Notwithstanding anything to the contrary set forth in this Agreement, in the event of Losses arising out of the Specified Representations, each Stockholder shall be liable for (and the Escrow Fund shall not be the exclusive remedy for) all such Losses, but only up to such Stockholder’s Pro Rata Portion of $12,500,000 (with such Stockholder’s Pro Rata Portion of the Escrow Fund as the first source of payment subject to the limitations and other applicable provisions hereof). Notwithstanding anything to the contrary set forth in this Agreement, in the event of Losses relating to the items set forth in Sections 7.2(a)(ii)-(vi) nothing shall limit the liability of any Person (including any Stockholder) for any such Loss; provided that, notwithstanding any provision of this Agreement to the contrary, no Company Option holder shall have any liability for any matter related to the Spinoff Transaction or the Spinoff License or any item set forth in Section 7.2(a)(vi) (and the pro rata portion of liability of each other Stockholder shall be proportionately increased).

(c) In calculating the amount due to an Indemnified Party hereunder but not in determining whether the breach occurred, in the event of any breach or inaccuracy of a representation or warranty, for purposes of determining the amount of any Loss no effect will be given to any qualification as to “materiality,” a “Company Material Adverse Effect” or “Knowledge” contained therein.

(d) Notwithstanding anything to the contrary herein, the parties hereto agree and acknowledge that any Indemnified Party may bring a claim for indemnification for any Loss under this ARTICLE VII notwithstanding the fact that such Indemnified Party had knowledge of the breach, event or circumstance giving rise to such Loss prior to the Closing or waived any condition to the Closing related thereto.

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(e) Notwithstanding anything to the contrary herein, nothing shall prohibit Parent from seeking and obtaining recourse against the Stockholders, or any of them, in the event that Parent issues more than the Merger Consideration to which the Stockholders, or any of them, are entitled pursuant to ARTICLE I of this Agreement.

(f) Parent acknowledges and agrees that its sole and exclusive monetary remedy from and after the Closing with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or any Related Agreement or otherwise relating to the subject matter hereof or thereof shall be pursuant to the provisions of this ARTICLE VII.

7.4 Escrow Arrangements.

(a) Escrow Fund. By virtue of this Agreement and as partial security for the indemnity obligations provided for in Section 7.2 hereof, at the Effective Time, Parent will deposit with the Escrow Agent the Escrow Amount without any act of the Stockholders, such deposit of the Escrow Amount to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth herein. The Escrow Amount shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this ARTICLE VII. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

(b) Deductible Amount.

(i) Notwithstanding any provision of this Agreement to the contrary but subject to the limitations and other applicable provisions hereof, except as set forth in clause (ii) of this Section 7.4(b), an Indemnified Party may not recover any Losses under Section 7.2(a) hereof unless and until one or more Officer’s Certificates identifying such Losses under Section 7.2(a) hereof in excess of $250,000 in the aggregate (the “Deductible Amount”) has or have been delivered to the Escrow Agent or the Stockholder Representative as provided in Section 7.4(e)(ii) hereof, in which case Parent shall be entitled to recover the aggregate Losses in excess of the Deductible Amount. For purposes of clarity, such Deductible Amount does not mean that each indemnifiable Loss must exceed the Deductible Amount but instead means that an Indemnified Party will not be indemnified for the first $250,000 of the aggregate Losses.

(ii) Parent shall be entitled to recover for, and the Deductible Amount shall not apply as a threshold to, any and all claims or payments made with respect to all Losses (a) incurred pursuant to any intentional breach of a representation or warranty of the Company contained in this Agreement or any certificates or other instruments delivered by or on behalf of the Company pursuant to this Agreement (provided that, in the event of such breach, for purposes of determining the amount of any Loss no effect will be given to any qualification as to “materiality,” a “Company Material Adverse Effect” or “Knowledge” contained therein), (b) incurred pursuant to clauses (ii) (except as set forth in Schedule 7.4(b)(ii) hereof) through (vi) of Section 7.2(a) hereof, (c) relating to the Specified Representations, or (d) resulting from the failure of any Stockholder to pay Agent Interpleader Expenses or Agent Indemnification Expenses pursuant to clauses (vi) and (vii) of Section 7.4(j) hereof.

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(c) Satisfaction of Claims. Except to the extent that the Losses (i) resulted from fraud, intentional misrepresentation, intentional misconduct or willful breach of any representation, warranty or covenant committed by the Company (in which case recovery of such Losses, at the discretion of an Indemnified Party, may also be pursued directly against a Stockholder), or (ii) relate to the Specified Representations, or as otherwise provided in Section 7.3(b), claims by an Indemnified Party for Losses pursuant to this Agreement shall be satisfied solely from the Escrow Fund. Other than with respect to Losses that result from any act of fraud, intentional misrepresentation, intentional misconduct or willful breach of any representation, warranty or covenant committed by the Company, the Indemnified Party shall first seek recovery for Losses pursuant to this Agreement from the Escrow Fund prior to seeking recovery from any Stockholder directly.

(d) Escrow Period; Release upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., local time at Parent’s corporate headquarters in California, on the date immediately following the Survival Date (the “Escrow Period”), and the Escrow Agent shall release (no later than 2 Business Days after the end of the Escrow Period) the remaining amounts in the Escrow Fund to the Stockholders in proportion to their respective Pro Rata Portions following such termination except as set forth below; provided, however, that the Escrow Fund shall not terminate with respect to any amount in respect of any unsatisfied claims specified in any Officer’s Certificate (“Unresolved Claims”) delivered to the Escrow Agent and the Stockholder Representative (or the Stockholder(s) in the event that indemnification is being sought hereunder directly from such Stockholder(s)) prior to the Escrow Period termination date with respect to facts and circumstances existing prior to the Survival Date, and any such amount shall not be released to the Stockholders at such time. As soon as all such claims have been resolved, the Escrow Agent shall deliver the remaining portion of the Escrow Fund, if any, not required to satisfy such Unresolved Claims.

(e) Tax Reporting Information and Certification of Tax Identification Numbers.

(i) The parties hereto agree that, for tax reporting purposes, the Stockholders shall be deemed to be the owners of all interest on or other taxable income, if any, earned from the investment of such cash pursuant to this Agreement and such interest shall be treated for tax purposes as earned by the Stockholders until the Escrow Fund is distributed in accordance with this Agreement. The Escrow Amount shall be invested in a U.S. Bank money market account, as fully described on the attached Exhibit J hereto. Upon the release of the cash in the Escrow Fund, Parent and the Stockholder Representative shall be responsible for calculating the imputed interest, if any, in connection with such release and providing such calculation to the Escrow Agent.

(ii) The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent, upon the execution and delivery of this Agreement.

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(f) Claims for Indemnification.

(i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer’s Certificate, the Escrow Agent shall, subject to the provisions of Section 7.4(g) and Section 7.4(h) hereof, deliver to Parent, as promptly as practicable, an amount of cash equal to such Losses. The date of such delivery of an Officer’s Certificate is referred to herein as the “Claim Date” of such Officer’s Certificate (and the claims for indemnification contained therein). For the purposes hereof, “Officer’s Certificate” shall mean a certificate signed by any officer of Parent: (1) stating that an Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and, if applicable, the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

(ii) In the event that an Indemnified Party pursues a claim directly against any Company Stockholder(s) or any other Person, subject to the provisions of Section 7.3, Section 7.4(c), Section 7.4(g), and Section 7.4(h) hereof, each Person from whom indemnification is sought (an “Indemnifying Party”) shall promptly, and in no event later than 30 days after delivery of an Officer’s Certificate to each such Indemnifying Party, wire transfer to the Indemnified Party an amount of cash equal to the amount of the Loss.

(g) Objections to Claims against the Escrow Fund.

(i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms of this ARTICLE VII. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative and to Akerman Senterfitt, and for a period of thirty (30) days after the Claim Date, the Escrow Agent shall make no delivery to Parent of any Escrow Amount pursuant to Section 7.4(f) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of cash from the Escrow Fund equal to the amount of Losses claimed in the Officer’s Certificate, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer’s Certificate (an “Objection Notice”) provided further that, to be effective, such Objection Notice must (i) be delivered to the Indemnified Party (and, in the case of a claim for recourse against the Escrow Fund, to the Escrow Agent) prior to midnight (Florida time) on the 30th calendar day following the Claim Date of the Officer’s Certificate (such deadline, the “Objection Deadline” for such Officer’s Certificate and the claims for indemnification contained therein) and (ii) set forth in reasonable detail the nature of the objections to the claims in respect of which the objection is made.

(ii) If the Stockholder Representative (or the Stockholder(s), in the event that indemnification is being sought hereunder directly from such Stockholder(s)) does not object in writing (as provided in Section 7.4(g)(i)) to the claims contained in an Officer’s Certificate prior to the Objection Deadline for such Officer’s Certificate, such failure to so object shall be an irrevocable acknowledgment by the Stockholder Representative and the Stockholder(s) that the Indemnified Party is entitled to the full amount of the claims for Losses set forth in such Officer’s Certificate (and such entitlement shall be conclusively and irrefutably established).

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(h) Resolution of Conflicts; Arbitration.

(i) In case the Stockholder Representative delivers an Objection Notice in accordance with Section 7.4(g) hereof, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

(ii) If no such agreement can be reached after good faith negotiation and prior to thirty (30) calendar days after delivery of an Objection Notice, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss that is at issue is the subject of a pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) calendar days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) calendar days after the end of such thirty (30) day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Stockholder Representative fails to select an arbitrator during this fifteen (15) calendar day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent. If Parent fails to select an arbitrator during this fifteen (15) calendar day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by the Stockholder Representative.

(iii) Any such arbitration shall be held in Alameda County, California (except that in the case of any subsequent arbitrations, the location of such arbitration shall alternate between Fort Lauderdale, Florida and Alameda County, California), under the Arbitration Rules and Procedures of JAMS/Endispute (“JAMS”). The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of each arbitrator and the administrative fee of JAMS. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer’s Certificate shall be final, binding, and conclusive upon the parties to this Agreement and the Stockholders. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within thirty (30) calendar days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party, including any distributions out of the Escrow Fund, as applicable.

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(iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute among the Stockholders or any Indemnifying Party and the Indemnified Parties under this ARTICLE VII hereof, whether relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this ARTICLE VII.

(i) Third-Party Claims. In the event Parent becomes aware of a third party claim (a “Third Party Claim”) which Parent reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this ARTICLE VII, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Stockholders, at their expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim but shall consult with the Stockholder Representative as reasonable and allow Stockholder Representative to participate and keep Stockholder Representative reasonably informed of such proceedings; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders shall have no power or authority to object under any provision of this ARTICLE VII to the amount of any Third Party Claim by Parent against the Escrow Fund, or against the Stockholders directly, as the case may be, with respect to such settlement. If there is a Third Party Claim that, if adversely determined would give rise to a right of recovery for Losses hereunder, then any amounts incurred or accrued by the Indemnified Parties in defense or settlement of such Third Party Claim, regardless of the outcome of such claim, shall be deemed Losses hereunder.

(j) Escrow Agent’s Duties.

(i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

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(ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other Person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court, awards of arbitrators and written instructions of Parent and the Stockholder Representative. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, award of arbitrator or instructions, the Escrow Agent shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such order, judgment, decree or award being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by the Escrow Agent in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action (the “Agent Interpleader Expenses”) and which the parties agree to pay as follows: 50% to be paid by Parent and 50% to be paid by the Stockholders on the basis of the Stockholders’ respective Pro Rata Portions; provided, however, that in the event any Stockholder fails to timely pay his or her Pro Rata Portion of the Agent Interpleader Expenses, the parties agree that Parent may at its option pay such Stockholder’s Pro Rata Portion of the Agent Interpleader Expenses and recover an equal amount from such Stockholder’s Pro Rata Portion of the Escrow Fund. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

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(vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of the Escrow Agent’s duties under this Agreement, including any litigation arising from this Agreement or involving its subject matter, other than those arising out of the gross negligence or willful misconduct of the Escrow Agent (the “Agent Indemnification Expenses”) as follows: 50% to be paid by Parent and 50% to be paid by the Stockholders on the basis of the Stockholders’ respective Pro Rata Portions; provided, however, that in the event any Stockholder fails to timely pay his or her Pro Rata Portion of the Agent Indemnification Expenses, the parties agree that Parent may at its option pay such Stockholder’s Pro Rata Portion of the Agent Indemnification Expenses and recover an equal amount from such Stockholder’s Pro Rata Portion of the Escrow Fund.

(viii) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the Parent and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their commercially reasonable efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

(k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement but that has been requested by an officer of Parent, or if the parties request a substantial modification of the terms of the Agreement, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated by Parent for such extraordinary services and reimbursed by Parent for all costs, attorney’s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

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(l) Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7.5 Stockholder Representative.

(a) By virtue of the approval of the Merger and this Agreement by the Stockholders, each of the Stockholders shall be deemed to have agreed to appoint James Riley as its agent and attorney-in-fact, as the Stockholder Representative for and on behalf of the Stockholders to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow Fund in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against any Stockholder or by any such Stockholder against any Indemnified Party or any dispute between any Indemnified Party and any such Stockholder, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) calendar days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed or any change to the agency made unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent or such change. Notwithstanding the foregoing, a vacancy in the position of Stockholder Representative may be filled by the holders of two-thirds in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders.

(b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative (“Stockholder Representative Expenses”). Following the termination of the Escrow Period, the resolution of all Unresolved Claims and the satisfaction of all claims made by Indemnified Parties for Losses, the Stockholder Representative shall have the right to recover Stockholder Representative Expenses from the Escrow Fund prior to any distribution to the Stockholders, and prior to any such distribution, shall deliver to the Escrow Agent a certificate setting forth the Stockholder Representative Expenses actually incurred. A decision, act, consent or instruction of the Stockholder Representative, including an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, shall constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

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ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. Subject to Section 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent;

(b) by Parent if the Support Stockholder Written Consents for each Company Support Stockholder shall have not been obtained by the Company and delivered to the Parent within 5 Business Days after the execution and delivery of this Agreement by the Company; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall terminate and no longer be available to Parent upon delivery of such Support Stockholder Written Consents;

(c) by Parent or the Company if the Closing Date shall not have occurred by November 15, 2010; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

(d) by Parent or the Company if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint which is in effect and which has the effect of making the Merger illegal;

(e) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would constitute an Action of Divestiture;

(f) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

(g) by the Company if the Company is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

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8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company, or its respective officers, directors or Stockholders, if applicable; provided, however, that notwithstanding any other provision herein, including but not limited to ARTICLE VII, each party hereto and each Person shall remain liable, without limitation, for any breaches of this Agreement prior to its termination; and provided further, however, that the provisions of Sections 4.2(c), 5.2, 5.3, 5.17 and ARTICLE IX hereof and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE VIII.

8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 8.3, the Stockholders agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment.

8.4 Extension; Waiver. At any time prior to the Closing, Parent, on the one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Stockholders agree that any extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Stockholders whether or not they have signed such extension or waiver.

ARTICLE IX

GENERAL PROVISIONS

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement such as Section 4.3, by email); provided, however, that notices sent by mail will not be deemed given until received:

(a)	if to Parent or Sub, to:

Taleo Corporation

4140 Dublin Blvd., Suite 400

Dublin, CA 94568

Attn: General Counsel

Telephone: (925) 452-3000

Facsimile: (925) 452-3001

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with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Mark A. Bertelsen

Telephone No.: (650) 493-9300

Facsimile No.: (650) 493-6811

(b)	if to the Company or the Stockholder Representative, to:

Learn.com, Inc.

14001 NW 4th Street

Sunrise, FL 33325

Attention: Chief Executive Officer

Facsimile No.: (954) 233-4001

with a copy to:

Akerman Senterfitt

Las Olas Centre II

350 East Las Olas Boulevard

Suite 1600

Fort Lauderdale, Florida 33301-2229

Attention: Edward Ristaino

Facsimile No.: (954) 463-2224

(c)	If to the Escrow Agent, to:

U.S. Bank National Association

One California Street, Suite 1000

San Francisco, California 94111

Attention: Sheila K. Soares

Facsimile No.: (415) 273-4590

9.2 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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EXECUTION VERSION

9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, the Nondisclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent’s obligations hereunder.

9.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7 No Third Party Beneficiaries. This Agreement, the Exhibits and Schedules hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein are not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, nor create any right, claim or remedy of any nature whatsoever, including, but not limited to, any rights of employment for any specified period and/or any employee benefits in favor of any Person, union, association, Continuing Employee, Continuing Consultant, Key Employee, Key Consultant, Employer, other employee or former employee, contractor or other entity, other than the parties hereto and their respective successors and permitted assigns.

9.8 Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 7.4(h) hereof, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Alameda County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Subject to Section 7.4(h) hereof, each party agrees not to commence any legal proceedings related hereto except in such courts.

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EXECUTION VERSION

9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.11 USA Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties hereto each agree to provide all such information and documentation as to themselves as requested by the Escrow Agent to ensure compliance with federal law.

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IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal Stockholders, the Escrow Agent and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above.

TALEO CORPORATION

By:	/s/ Michael P. Gregoire
Name:	Michael P. Gregoire
Title:	Chairman and Chief Executive Officer

LEARN.COM, INC.

By:	/s/ James Riley
Name:	James Riley
Title:	CEO

CAJUN ACQUISITION CORPORATION

By:	/s/ J. Faddis
Name:	Josh Faddis
Title:	Vice President and Secretary

PRINCIPAL STOCKHOLDERS

/s/ James Riley
James Riley

/s/ JW Ray
JW Ray

RFH Enterprises, Inc.

By:	/s/ James Riley
Name:	James Riley
Title:	President

Kayne Anderson Private Investors, L.P.

By:	/s/ David J. Walsh
Name:	David J. Walsh
Title:	Managing Director, KAPI

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Sheila K. Soares
Name:	Sheila K. Soares
Title:	Vice President

STOCKHOLDER REPRESENTATIVE

/s/ James Riley
James Riley

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER